URBAN AG. CORP. 8-K
Exhibit 10.0

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of the 31st day of January 2013, by and among URBAN AG. CORP., a Delaware corporation which from time to time may do business as “AQUM” or other similar name ("AQUM”), MARKO A. MENDEZ and MARIO DELGADO, JR. (each, individually, a “Shareholder”, and jointly and severally, the “Green Wire, Inc. Shareholders”) and TRACEY KNOFTZ and TTT INVESTMENT TRUST (each, individually, a ”Shareholder” and jointly and severally, the “Terra Asset Management, Inc. Shareholders” or “TAM Shareholders”) and HECTOR VASQUEZ and  NORMA KASWAS VASQUEZ (each, individually, a “Shareholder” and jointly and severally, the “B & R Telephone Shareholders” ) collectively the Sellers (the “Sellers”) and GREEN WIRE ENTERPRISES, INC., a Delaware corporation (the “Company”) (collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Sellers each own shares of the Company common stock (the “Company Shares”) , which constitute all of the issued and outstanding capital stock of the Company as summarized in Exhibit C ; and

WHEREAS, The Company is in the business of infrastructure deployment, integration and maintenance for telecommunications system providers in various regions of the United States (the “Company Business”); and

WHEREAS, in reliance on and subject to the terms, conditions, representations, warranties, covenants and agreements contained herein, Sellers desire to sell their ownership in the Company in exchange for stock and cash consideration as described in Exhibit B.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, and upon and subject to the terms and the conditions hereinafter set forth, the parties do hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF COMPANY SHARES; CONSIDERATION;  CLOSING;
MANAGEMENT

1.01   Upon the terms and subject to the conditions of this Agreement (the “Agreement”), at the Closing, the Shareholders shall, assign, transfer and convey unto AQUM, and AQUM shall acquire from the Shareholders all of the existing Company Shares as detailed in Exhibit C as a result of the completion of the Purchase Transactions as evidenced by the Letters of Intent attached as Exhibit A.

1.02   Consideration.

    (a)   The consideration for the Company shares on the Closing Date shall be issuance to the individual Shareholders in accordance with Exhibit B AQUM Common Stock (the “Stock Consideration” or “Issued Shares”) and Cash (the Cash Consideration”) and Seller Notes (the “Seller Notes”).

    (b)   As additional consideration, for a period of three (3) years after the Closing or until the revenue cap set forth in this paragraph is reached, AQUM shall pay Sellers 10% of every dollar of net revenue before income tax of the Company after gross revenue for each such year exceeds $6 million (“Earnout”). The Earnout shall be paid to Shareholders either in cash or in AQUM common stock, at AQUM’s sole option if the Spin-out Election in section 1.06 and more fully defined in Exhibit D has not been exercised. If the election has been exercised by either AQUM or GWE then the election to pay in cash or GWE Stock shall be at the Shareholders sole discretion..  Payment in AQUM or GWE common stock shall be issued based on 90% of the three day closing average price on the date of the Earnout.  The Earnout shall be capped once the Company’s revenue has reached $20 million cumulatively over the three year period but is only paid if the Gross Revenue for each year is equal to or exceeds $6 million collectively. The GWE Board will be responsible for allocation of the Earnout.

    (c)   The Stock Consideration shall carry a Make-Whole provision as described below.

1.03   Closing.  The Closing of the transactions contemplated in this Agreement (the “Closing”) shall take place at such location and dates as AQUM and Shareholders mutually agree or by mail or Fax by the exchange of signed counterparts of this Agreement (the “ Closing Date”).

1.04   Transactions and Documents at First Closing.

    (a)   At the Closing Date, the Shareholders upon full receipt of shall deliver to AQUM (i) certificates evidencing the Company Shares constituting their ownership in the Company, duly endorsed in blank or accompanied by duly executed stock transfer power in the form attached as Schedule 1.04 (1); and (ii) as part of the Green Wire, Inc. acquisition as evidenced by the Letter of Intent a duly executed copy of the Company Shareholder Agreement in the form attached hereto as Schedule 1.04.(2), and upon such delivery AQUM shall: (i) deliver to the Shareholders certificates evidencing the AQUM Shares, duly endorsed in blank or accompanied by duly executed stock transfer power in the form attached as Schedule 1.04 (1) and executed counterparts of the agreements referred to herein. All deliveries and other transactions and documents relating to the Closing shall be interdependent and none shall be effective unless and until all are effective (except for any of the same as to which the party entitled to the benefit thereof has waived in writing satisfaction or performance thereof as a condition precedent to Closing) as they relate to each separate Purchase Transaction evidenced by the Letters of Intent.

    (b)   From time to time and at any time, at AQUM’s reasonable request, whether on or after the Closing Date, and without further consideration, the  Shareholders shall execute and deliver such further documents and instruments of conveyance and transfer and shall take such further reasonable actions as may be necessary or convenient to transfer and convey to AQUM all of the  Shareholders’ right, title and interest in and to the Company Shares constituting the Minority Interest, free and clear of any and all liens, claims, charges and encumbrances, or as may otherwise be necessary or convenient to carry out the intent of this Agreement.

    (c)   From time to time and at any time, at Shareholders’  reasonable request, whether on or after the Closing Date, and without further consideration,  AQUM shall execute and deliver such further documents and instruments of conveyance and transfer and shall take such further reasonable actions as may be necessary or convenient to transfer and convey to Shareholder all of the right, title and interest in and to the AQUM Shares, free and clear of any and all liens, claims, charges and encumbrances, or as may otherwise be necessary or convenient to carry out the intent of this Agreement.

1.05   Make Whole Provision.  If, at the end of the Eighteenth (18Months) after closing Closing (“Make-Whole Measurement Date”), the closing bid price of the AQUM Shares is less than $2.67 a share (the “Make-Whole Price”), AQUM shall provide additional consideration to Shareholders to bring Shareholders’ total consideration for the Issued Shares to an amount equal to the number of shares retained of the Issued Shares the Make-Whole Measurement Date multiplied by the difference in the Make-whole Price and the closing bid price of the AQUM stock. Such consideration shall be either, at AQUM’s sole election, in the form of additional AQUM Common Stock or in cash. The Make-Whole Measurement Date may be extended to Twenty Four (24) Months by either the AQUM Board of Directors or the Shareholders of TAM, GWI or B&R for their respective calculations. If the election to extend the Make-Whole Measurement Date is made by any party the Make-Whole Payment will be made in cash. If prior to the Make-Whole Measurement Date or the extended date, if elected, the AQUM shares trade for a five consecutive day period at or above $5.25 (the “Trigger Price”), the Make Whole Provision will have been deemed to have been met and no additional consideration will be due under the Make-Whole Provision. The Make-whole provision is subject to a Claw-Back calculation included in Exhibit D.

1.06   Other Terms and Conditions; Spin-off Election, Division Structure, Board of Directors etc; As part of the Agreement the parties have agreed to corporate governance, structure and additional terms such as the right to Spin-off the Company division represented by the Green Wire Enterprise, Inc. entity that are included in Exhibit D.

ARTICLE II

OPTION AND SECOND CLOSING

2.01   Green Wire, Inc. Purchase Option.  At any time after the Closing, if AQUM revenue reaches a minimum of $80 million, then AQUM shall have the right (but not the obligation) at any time to exercise its option to purchase the remaining 51% of Green Wire Inc. ownership from the Green Wire Shareholders without the need for Green Wire Shareholders’ approval or consent. The consideration paid to Shareholders upon exercise of this option shall be AQUM Common Stock, issued at 90% of market price as of the exercise date, for a total price of $200,000.00.  So long as AQUM revenue is less than $80 million, the option to purchase transaction set forth in the preceding sentence may occur at any time upon agreement by AQUM, the Company and Green Wire Shareholders.

2.02   Transactions and Documents at Option Closing.   The Option Closing shall occur on the Option Closing Date, which shall be determined by the exercise of the Option set forth in Section 2.01, and at the Option Closing the Parties shall execute and deliver the Option Closing Documents as defined therein. The parties agree that they shall execute and deliver such further documents and instruments of conveyance and transfer and shall take such further reasonable actions as may be necessary or convenient to effectuate the Option Closing.

2.03   Green Wire, Inc. Operating Agreement The Green Wire, Inc. Shareholders shall enter into an Operating Agreement substantially in the form of  Schedule 2.03(3).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

The Shareholders, jointly and severally, represent and warrant to AQUM as follows:

3.01   Power, Authority and Organization of the Shareholders.  The Shareholders have the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Shareholders and constitutes the Shareholders' legal, valid and binding obligation, enforceable in accordance with its terms.

3.02   No Conflict.  The execution and delivery of this Agreement by the Shareholders, the consummation of the transactions contemplated herein by the Shareholders, and the performance of the covenants and agreements of the Shareholders, subject to fulfillment of the conditions set forth in Section 8.00 hereof, will not, with or without the giving of notice or the lapse of time, or both, (a) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which the  Shareholders are a party or by which the  Shareholders or any of their properties may be bound; or (b) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which the Shareholders are a party or by which the Shareholders or their properties may be bound.

3.03   Ownership of the Company Shares.  The Shareholders own, of record and beneficially, good and valid title to the Company Shares in the amounts set forth next to each Shareholder's name on Schedule 3.03, and, except as set forth on Schedule 3.03, such Company Shares (a) are validly issued, fully paid and non-assessable, (b) are free and clear of any liens, restrictions, claims, equities, charges, options, rights of first refusal or encumbrances, with no defects of title whatsoever, and (c) constitute all of the issued and outstanding shares of capital stock of Company or rights to Company shares as described in Exhibit C.  Other than the Company Shares, the Shareholders own no shares of capital stock of the Company or any other equity security of the Company and no right of any kind to have any such equity security issued.  Upon the Closing, AQUM shall have obtained good and valid title to the Company Shares, free and clear of any liens, restrictions, claims, equities, options, charges, rights of first refusal, or encumbrances or other restrictions, and with no defects of title whatsoever.  The Shareholders have full and exclusive power, right and authority to vote the Company Shares.  The Shareholders are not a party to or bound by any agreement affecting or relating to their right to transfer or vote the Company Shares.

3.04   Absence of Other Claims.  No prior offer, issue, redemption, call, purchase, sale, merger, transfer, involvement in any transfer, negotiation or other transaction of any nature or kind with respect to any capital stock (including shares, offers, options, warrants, or debt convertible into shares, options or warrants) of Company or any AQUM company or related company (collectively, the "Related Companies"), or any corporation which has been merged into any of the Related Companies, has given or may give rise to (a) any valid claim or action by any person (including, without limitation, any former or present holder of any Company Shares or any other capital stock of any of the Related Companies) which is enforceable against the Shareholders or Company; or (b) any valid interest in Company, and no fact or circumstance exists which could give rise to any such right, claim, action or interest on behalf of any person.

3.05   Investment Representations.

   (a)   Each of the Shareholders has sufficient knowledge and experience in financial and business matters to be able to evaluate the risks and merits of the transaction represented by the issuance of the AQUM Common Stock to be issued to Shareholders hereunder (the “Issued Shares”).

   (b)   Each of the Shareholders is aware that the business of the AQUM involves significant and material economic variables and risks that could adversely affect such Shareholder’s investment in the Issued Shares.

   (c)   Each of the Shareholders is able to bear the economic risks of an investment in the Issued Shares, including the risk of losing all of such investment, and neither Shareholder has any need for liquidity with respect to such investment.

   (d)   Each of the Shareholders acknowledges that no prospectus, offering circular or other offering statement containing information with respect to the Issued Shares, was delivered in connection with the Shareholders’ investment. Each of the Shareholders  has made his or her own inquiry and analysis with respect to the AQUM and its business, and further represents that such Shareholder has had access, for a reasonable time prior to the issuance of the Issued Shares, to information concerning  AQUM and has had the opportunity to ask questions of, and receive answers from, officers of AQUM concerning an investment in the

Issued Shares and the contemplated business, management and financial affairs of AQUM, and to obtain additional information (to the extent AQUM possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Shareholder  or to which such Shareholder  had access.

(e)   The Issued Shares were not offered to Shareholders by means of publicly disseminated advertisements or sales literature, or as part of a general solicitation, nor is any Shareholder aware of any offers made to other persons by such means.

(f)   Each Shareholder acknowledges that he or she has either been supplied with or has had access to information to which a reasonable investor would attach significance in making investment decisions. In determining to proceed with this investment, Each Shareholder has relied solely upon the results of his or her own independent investigation with respect to the Issued Shares.

(g)   Each Shareholder acknowledges and agrees that such Shareholder may not, directly or indirectly, sell, assign, pledge, give, subject to lien or security interest or otherwise dispose of or encumber (collectively, “Transfer”) all or any part of the Issued Shares except as expressly permitted by this Agreement, the AQUM Shareholder Agreement and applicable law.

(h)   Each Shareholder acknowledges that, to the extent such Shareholder deems necessary, he or she has relied on his or her own professional accounting, tax, legal and financial advisors with respect to an investment in AQUM and the acquisition of the Issued Shares, and obtained, to the extent such Shareholder deems necessary, such professional advice with respect to the risks inherent in such investment and the suitability of an investment in the Issued Shares in light of such Shareholder’s financial condition and investment needs.

(i)   The information about AQUM that has been disclosed to Shareholders in connection with the acquisition of the Issued Shares is deemed to be confidential information of AQUM, and Shareholders represent and warrant to, and hereby agree that, unless AQUM has consented in writing to the contrary, Shareholders shall treat such information as Confidential Information under this Agreement.

(j)   The agreements, representations and warranties made herein extend to and apply to all portions of the Issued Shares. The acceptance by Shareholders of the Issued Shares shall constitute Shareholders’ confirmation that all agreements and representations made herein shall be true and correct at such time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING COMPANY

The Company and each Shareholder hereby jointly and severally represent and warrant to AQUM as follows:

       4.01   Organization and Authorization.

   (a)   The Company is a corporation duly organized, validly existing and its status is active under the laws of the State of Delaware, and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in the jurisdictions set forth.

   (b)   Except as set forth in Exhibit A, the Company has no interest, direct or indirect, and has no commitment to purchase or otherwise acquire any interest, direct or indirect, in any other corporation, partnership, joint venture or other business enterprise.

   (c)   The current officers and directors of the Company are listed on Schedule 4.01.

   (d)   The copies of the corporate records of the Company that have previously been delivered to AQUM are the complete, true and correct corporate records of the Company in effect as of the date hereof.  The minutes of directors' and shareholders' meetings and the stock books of the Company that have been delivered previously to AQUM are the complete, true and correct records of directors' and shareholders' meetings and stock issuances through and including the date hereof and, reflect all transactions and other matters required to be reflected in such records, as well as such other matters customarily contained in records of such type.

4.02   Authorized and Outstanding Stock.  All of the Company Shares are validly issued, fully paid and non-assessable.  All issuances, transfers or purchases of the capital stock of the Company have been in compliance with all applicable agreements and all applicable laws, including federal and state securities laws, and all taxes thereon have been paid.  There are no shares of capital stock held in the treasury of the Company.

4.03   Absence of Other Claims.  There is not outstanding, nor is the Company bound by, any subscriptions, options, preemptive rights, warrants, calls, commitments or agreements or rights of any character requiring the Company to issue or entitling any person or entity to acquire any additional shares of capital stock or any other equity security of the Company, including any right of conversion or exchange under any outstanding security or other instrument, and the Company is not obligated to issue or transfer any shares of its capital stock for any purpose other than the Purchase Transactions listed in Exhibit A.  There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company.

4.04   No Conflict.  The execution and delivery of this Agreement by the Shareholders and the Company, the consummation of the transactions contemplated herein by the Shareholders and the Company, and the performance of the covenants and agreements of the Shareholders and the Company, subject to fulfillment of the conditions set forth herein,, will not, with or without the giving of notice or the lapse of time, or both, (a) violate or conflict with any of the provisions of any charter document or bylaw of the Company; or (b) except as set forth on Schedule 4.04, violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, will, or other agreement, document or instrument to which the Company is a party or by which the Company or its properties may be bound; or (c) violate any provision of law, statute, regulation, court order or ruling of any governmental authority, to which the Company is a party or by which it or its properties may be bound; or (d) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of the Company.

4.05   Required Consents and Approvals.  Except as set forth on Schedule 4.05, no consent or approval is required by virtue of the execution hereof by the Shareholders or the Company or the consummation of any of the transactions contemplated herein by the Shareholders or the Company to avoid the violation or breach of, or the default under, or the creation of a lien on assets of the Company pursuant to the terms of, any regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license, or any other instrument to which the Company is a party or to which it or any of its property or assets or any of the Company Shares is subject.

4.06   No Violation of Law.  The Company is not and has not been and will not be (by virtue of any past or present action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business or its advertising, sales or pricing practices (including, without limitation, any antitrust laws and regulations), and the Company will not hereafter suffer or incur any loss, liability, penalty or expense (including, without limitation, attorneys' fees) by virtue of any such violation.

4.07   Financial Statements.  Schedule 4.07 contains the un-audited balance sheets of the Company as of the dates indicated on Schedule 4.07 and the related un-audited statements of income, stockholders equity, and cash flows for the years then ended, and the related notes thereto (the “Financials”) The Financials to the best of the knowledge of the Shareholders and the Company are true, correct and complete and present fairly the financial position of the Company as of the dates thereof, and the related results of its operations for the years then ended.

4.08   No Undisclosed Liabilities.  There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute or otherwise, except for:

(a)   liabilities and obligations fully reflected or provided for in the Interim Balance Sheet;

(b)   liabilities and obligations incurred in the ordinary course of business, consistent with past practice, since the Interim Balance Sheet Date and of a type reflected on the Interim Balance Sheet, which individually or in the aggregate are not in excess of $10,000, except for those set forth on Schedule 4.08; and

(c)   liabilities and obligations under Contracts not (i) attributable to any failure by the Company to comply with the terms thereof or any express or implied warranty, or (ii) entered into in violation of this Agreement or arising out of any such breach by the Company.

4.09   Real Property.

   (a)   Schedule 4.09(a) sets forth a complete and accurate list and description of all the real property that the Company owns or leases, has agreed (or has an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease (the "Real Property").  With respect to each parcel of Real Property required to be listed and described on Schedule 4.09(a), the Shareholders and the Company have made available to AQUM true, correct and complete copies of the deed evidencing the Company’s ownership of such parcel, each mortgage or other encumbrance thereon reflected in a written instrument, each instrument (if any) evidencing a grant by or to the Company of an option to purchase or lease such parcel, each lease and leasehold mortgage (if any) with respect to such parcel, and any title policies or commitments and surveys with respect to such parcel.

   (b)   Subject to Section 4.09(c) hereof, the Company (i) has good and marketable fee simple title to all the Real Property held by the Company; and (ii) except for Permitted Liens (as hereinafter defined), owns such Real Property free and clear of all title defects or objections, liens, restrictions, claims, charges, security interests, easements or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.  "Permitted Liens" shall mean (y) the security interests, easements or other encumbrances described on Schedule 4.09(b); and (z) liens for taxes not yet due and payable.Except for Permitted Liens and other matters set forth on Schedule 4.09(c), no Real Property is subject to (i) any governmental decree or order (or threatened or proposed order known to the Company or the Shareholders) to be sold or taken by public authority; or (ii) any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever, not of record.

4.10   Personal Property.

   (a)   Schedule 4.10(a) sets forth a complete and accurate list and description of all the personal property that the Company owns or leases, has agreed (or has an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease.The Company (i) has good and valid title to all the personal and mixed, tangible and intangible properties and assets which it purports to own or which it uses in the conduct of its business, including, without limitation, Intellectual Property, Software and Licensed Software (as defined in Section 4.12), and all the personal properties and assets reflected, but not shown as leased or encumbered, on the Audited Balance Sheet and the Interim Balance Sheet (except for inventory and assets sold in the Ordinary Course of Business and supplies consumed in the Ordinary Course of Business); and (ii) except for Permitted Liens, owns such personal property free and clear of all title defects or objections, liens, restrictions, claims, charges, security interests, easements, or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral, security arrangements and other title or interest retention arrangements.  All properties and assets of the Company are in the possession of the Company.  Schedule 4.10(b) sets forth a general description and the location of any personal property (including all improvements on any Real Property) and leasehold improvements that are not located at the principal location of the Company Businesses.

   (b)   The towers, structures and equipment owned or leased by the Company are structurally sound with no known material defects, are in good and safe operating condition and repair and are adequate for the uses to which they are being put.

   (c)   The rights, properties and other assets presently owned, leased or licensed by the Company and described in Schedule 4.09(a), Schedule 4.10(a) and Schedule 4.12(b) include all rights, properties and other assets necessary to permit each Company to conduct the Company Business, respectively in the same manner as such businesses has been conducted since the Interim Balance Sheet Date, without any need for replacement, refurbishment or extraordinary repair.

   (d)   All of the inventories of the Company included on the Interim Balance Sheet or subsequently acquired are merchantable and of a quality and quantity usable and saleable in the Ordinary Course of Business, and the quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable, adequate and appropriate in the present circumstances of the Company.  All of the inventories of the Company included on the Interim Balance Sheet are valued for the purposes thereof at the lower of cost or market. Schedule 4.10(d) contains a complete and accurate list of all leases (including any capital leases) and lease-purchase arrangements (other than Real Property leases) pursuant to which the Company leases personal property from others and which (i) require the Company to pay, for rent and any obligatory improvements, more than $5,000 in any single year or $10,000 during the entire term of such lease or lease-purchase arrangement (including any renewal term that the Company may not avoid by refusing to renew in its sole discretion); or (ii) provide for a purchase option for a price of more than $5,000.  Schedule 4.10(d) specifies which of such leases, if any, are capital leases.  All leases that are required to be capitalized by GAAP have been so accounted for in the Current Financial Statements.  The Company and the Shareholders have made available to AQUM a true, correct and complete copy of each of the items required to be listed on Schedule 4.10(d).

4.11   Indebtedness.  Schedule 4.11 sets forth a complete and accurate list and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed money of the Company, as well as indebtedness by way of lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by the Company.  The Company and the Shareholders have made available to AQUM a true, correct and complete copy of each of the items required to be listed on Schedule 4.11.

4.12   Intellectual Property.

   (a)            For purposes of this Agreement, the term "Intellectual Property" shall mean all patents, patent rights, patent applications, registered trademarks and service marks, trademark rights,  trademark applications, service mark rights, service mark applications, trade names, registered copyrights, copyright rights, domain names and all intellectual, industrial software or proprietary rights and trade secrets, technology and know-how, owned or used by the Company, which are related to or used in connection with the Company Business, in each case together with any amendments, modifications and supplements thereto and in each case all goodwill associated therewith in connection with the business in which any such intellectual property is used.

(b)           Identification of Intellectual Property.  Schedule 4.12(b) sets forth a complete and accurate list and full description of all Intellectual Property.  With respect to any registrations of the Intellectual Property, Schedule 4.12(b) also sets forth, as to each such item of the Intellectual Property, the (i) relevant application or registration number, (ii) relevant filing, registration, issue or application date, (iii) record owner, (iv)country, (v) title or description and (vi) remaining life thereof.  In addition, Schedule 4.12(b) identifies whether each item of the Intellectual Property is owned by the Company or is possessed and used by the Company under any license, contract, agreement or other commitment and, if under any such commitment, the identity of the parties thereto, the term thereof and all amounts payable thereunder together with the payment terms therefore.

(c)           Ownership and Protection.  With respect to each item of Intellectual Property identified as being owned by the Company, the Company owns all right, title and interest in and to such Intellectual Property, and has not encumbered or impaired any rights in same.  The Company has obtained an enforceable written assignment of all right, title and interest in and to each item of the Intellectual Property owned by the Company from each person or entity participating in the discovery, development or creation of such item or Intellectual Property and the Company and the Shareholders have provided to AQUM true and correct copies of each such assignment.  The Company has no obligation to compensate, or to obtain the consent of, any third party for the use of any item of the Intellectual Property. All employees, independent contractors, or other persons who have had access to or participated in the development in any of the Intellectual Property owned by the Company have signed appropriate confidentiality and non-disclosure agreements and, in the case of independent contractors, appropriate work for hire agreements and assignments, sufficient to protect the Company’s ownership rights in the Intellectual Property and the unauthorized use or disclosure of same.  All registrations and applications to register the Intellectual Property in each of the countries in which any of the same is registered are valid and subsisting in all respects and have been properly maintained.  No party has any claim to any moral rights with respect to the Intellectual Property owned by the Company.

(d)           Litigation and Claims.  Except as disclosed on Schedule 4.12(d), there is neither pending nor, to the knowledge of the Company or the Shareholders, threatened any suit, action, claim, arbitration, grievance, litigation, administrative or legal or other proceeding, or investigation, against the Company or its licensors contesting the validity of, or the Company’s right to use, any of the Intellectual Property.

(e)           Licenses.  The Company has not granted any license or other right to use, in any manner, any item of Intellectual Property, whether or not requiring the payment of royalties, and no third party has any right to use any of the Intellectual Property owned by the Company.  The Company has not licensed, leased, sold or otherwise transferred or disclosed the source code for any of the Intellectual Property to any person or entity other than to the Company’s employees and independent contractors pursuant to an agreement with such employees and independent contractors protecting the intellectual property rights therein and the nondisclosure thereof.

(f)           Protection.  The Company has reasonably protected the Intellectual Property as the proprietary property and trade secrets of the Company. There has not been any default under any confidentiality agreement regarding the use and disclosure of the Intellectual Property.

(g)           Infringement.

(i)           To the knowledge of the Company or the Shareholders, no third party is (i) infringing upon all or any portion of the Intellectual Property, or (ii) using all or any portion of the Intellectual Property in derogation of any rights acquired by AQUM under this Agreement.

(ii)           There is no interference action or other litigation pending or, to the knowledge of the Company or the Shareholders, threatened before any governmental entity (including, without limitation, the United States Patent and Trademark Office or corresponding governmental entities in foreign jurisdictions) in regard to any of the Intellectual Property.

(iii)           None of the Intellectual Property infringes any copyright, trademark, patent, trade secret, or other right of any third party.  The Company has not received notice of infringement upon, misappropriation of or conflict with any asserted right of any third party, and there is no basis for any such notice.

(iv)           The inception, development and reduction to practice of the Intellectual Property have not constituted or involved, and do not constitute or involve, the misappropriation of trade secrets or other rights of any other person or entity (including, without limitation, any governmental entity).

4.13   Litigation.  Schedule 4.13 (a) sets forth all litigation, claims, suits, actions, investigations, indictments or information, proceedings or arbitrations, grievances or other procedures (including grand jury investigations, actions or proceedings, and product liability and workers' compensation suits, actions or proceedings) pending, or to the knowledge of the Company or the Shareholders, threatened, before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury, or any other forum for the resolution of grievances, against the Company or involving any of its property or business, and (b) indicates which of such matters are being defended by an insurance carrier, and which of the matters being so defended are being defended under a reservation of rights.  Except as set forth on Schedule 4.13, there are no judgments, orders, writs, injunctions, decrees, indictments or information, grand jury subpoenas or civil investigative demands, plea agreements, stipulations or awards (whether rendered by a court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury or any other forum for the resolution of grievances) against or relating to the Company or involving the Company’s property or business.  The Company and the Shareholders have made available to AQUM true, correct and complete copies of pleadings, briefs and other documents filed in each pending litigation, claim, suit, action, investigation, indictment or information, proceeding, arbitration, grievance or other procedure required to be listed on Schedule 4.13, and the judgments, orders, writs, injunctions, decrees, indictments and information, grand jury subpoenas and civil investigative demands, plea agreements, stipulations and awards required to be listed on said Schedule.

4.14   Employees.

   (a)   Schedule 4.14(a) sets forth the names and current compensation (broken down by category, e.g., salary, bonus, commission) of all employees of the Company, together with the date and amount of the last increase in compensation for each such person.  To the knowledge of the Company and the Shareholders, no employee intends to terminate his or her employment relationship with the Company as a result of the transactions contemplated herein or otherwise.

   (b)   The Company has conducted a thorough review of its employee records and has verified that each foreign national employee of the Company is authorized to be present and employed in the United States.  Additionally, except as disclosed on Schedule 4.14(b), the Company is in full compliance with all applicable laws, regulations, judgments and other requirements relating to the regulation of foreign nationals in the United States including, without limitation, those items relating to the employment and compensation of foreign nationals in the United States.  Moreover, there are no unresolved past, pending or threatened administrative, regulatory or judicial actions, proceedings, investigations, obligations, liabilities, losses, decrees, judgments, penalties, fines, fees, demands, demand letters, orders, directives, claims, or notices of noncompliance or violation relating in any way to the Company or its operations in connection with the Company’s employment of foreign nationals.  As used herein, the term "foreign national" means a person who is not a citizen of the United States of America.

4.15   Employee Benefits.

    All Employee Benefit Plans and Arrangements.

(i)   List and Description of Plans and Arrangements. Schedule 4.15(a)(i) sets forth a complete and accurate list and description of all agreements, arrangements, commitments, policies or understandings of any kind (whether written or oral) (A) which relate to employee benefits; (B) which pertain to present or former employees, retirees, directors or independent contractors (or their beneficiaries, dependents or spouses) of the Company or their predecessors in interest; and (C) which are currently or expected to be adopted, maintained by, sponsored by, or contributed to by the Company, any of its predecessors in interest or any employer which, under Section 414 of the Internal Revenue Code (the "Code"), would constitute a single employer with the Company or as to which the Company, any of its predecessors in interest or any affiliate has any ongoing liability or obligation whatsoever (collectively, "Employee Benefit Plans"), including, but not limited to, all: (1) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (2) all other deferred compensation, early retirement, incentive, profit-sharing, thrift, stock ownership, stock appreciation rights, bonus, stock option, stock purchase, welfare or vacation, or other nonqualified benefit plans or arrangements; and (3) trusts, group annuity contracts, insurance policies or other funding media for the plans and arrangements described hereinabove.

(ii)   Compliance with ERISA and the Code. Except as set forth on Schedule 4.15(a)(ii), the Company, its predecessors in interest and all affiliates have complied with all of their respective obligations with respect to all Employee Benefit Plans (including, but not limited to, (A) filing or distributing all reports or notices required by ERISA or the Code and (B) complying with all requirements of Part 6 of ERISA and Code Section 4980B) and have maintained the Employee Benefit Plans in compliance with all applicable laws and regulations (including but not limited to ERISA and the Code).  Each eligible Employee Benefit Plan has received a favorable determination letter from the Internal Revenue Service, and the Internal Revenue Service has not threatened or taken any action to revoke any favorable determination letter issued with respect to any such Employee Benefit Plan.  No amendment to any Employee Benefit Plan or related trust has been adopted since receipt of the most recent determination letter issued with respect to the Employee Benefit Plan or related trust which would cause disqualification of the Employee Benefit Plan or related trust.

(iii)   Copies of Documents Provided to AQUM.  The Company and the Shareholders have made available to AQUM true, correct and complete copies of all documents relating to the Employee Benefit Plans that AQUM has requested, including, but not limited to: (A) all plan texts, amendments, trust instruments and other agreements adopted or entered into in connection with each of the Employee Benefit Plans; (B) all insurance and annuity contracts related to any Employee Benefit Plan; (C) the notices and election forms used to notify employees and their dependents of their continuation coverage rights under the Company’s group health plans (under Code Section 4980B(f) and ERISA Section 606), if applicable; and (D) the most recently available Form 5500 annual reports, certified financial statements, actuarial reports, summary plan descriptions and favorable determination letters, if applicable, for Employee Benefit Plans.  Since the date such documents were supplied to AQUM, no plan amendments have been adopted, no changes to the documents have been made, and no such amendments or changes shall be adopted or made prior to the Closing Date.

(iv)   Agreements to Create, Continue or Terminate Plans.  Neither the Company, nor its predecessors in interest nor any affiliate has any agreement, arrangement, commitment or understanding, whether legally binding or not, to create any additional Employee Benefit Plan or to continue, modify, change in any material respect, or terminate any existing Employee Benefit Plan.

(v)   Agency Review, Taxes and Fiduciary Liability.  None of the Employee Benefit Plans is currently under investigation, audit or review by the Department of Labor, the Internal Revenue Service or any other federal or state agency or is liable for any federal, state, local or foreign taxes.  There is no transaction in connection with which the Company, any affiliate or any fiduciary of any of the Employee Benefit Plans could be subject to either (A) a civil penalty assessed pursuant to ERISA Section 502, (B) a tax imposed by Code Section 4975 or (C) liability for a breach of fiduciary responsibility under ERISA.

(vi)   Claims Against Plans and Fiduciaries.  Other than routine claims for benefits payable to participants or beneficiaries in accordance with the terms of the Employee Benefit Plans, there are no claims, pending or threatened, by any participant or beneficiary against any of the Employee Benefit Plans or any fiduciary of any of the Employee Benefit Plans, and no basis for any such claim or claims exists.

(vii)   Insurance Reserves.  The levels of insurance reserves and accrued liabilities with regard to all Employee Benefit Plans (to which such reserves or liabilities do or should apply) are set forth on Schedule 4.15(a) (vii), and such levels are reasonable and sufficient to provide for all incurred but unreported claims and any retroactive or prospective premium adjustments.

(viii)   Retiree Welfare Benefits.  Neither the Company, its predecessors in interest nor any affiliate, has maintained an Employee Benefit Plan providing group health, dental, vision, life insurance or other welfare benefits to employees following retirement or other separation from service, except to the extent required under Part 6 of Title I of ERISA and Code Section 4980B.

(b)           Defined Benefit Plan Matters.

List of Defined Benefit Plans.  Schedule 4.15(b) (i) identifies by name all of the Employee Benefit Plans that are pension plans within the meaning of ERISA Section 3(2) which are subject to Title IV of ERISA (the "Defined Benefit Plans"), and specifically identifies each of such Defined Benefit Plans that are multiemployer plans within the meaning of ERISA Section 3(37) (A) as multiemployer plans.  There is no Defined Benefit Plan or multiemployer plan maintained by any affiliate under which the Company currently has or potentially may have any obligation or liability whatsoever, including, but not limited to any liability which would be identified by or arise from the issues detailed in this subsection (b).

PBGC Premiums and Termination Liability.  No liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred with respect to the Defined Benefit Plans.  All premiums due and payable to the PBGC with respect to the Defined Benefit Plans have been paid in a timely manner.  The PBGC has not instituted proceedings to terminate any of the Defined Benefit Plans.  No event has occurred, and there exists no condition or set of circumstances, which could result in the involuntary termination of any of the Defined Benefit Plans by the PBGC pursuant to ERISA Section 4042.  Moreover, even if a Defined Benefit Plan were terminated voluntarily pursuant to ERISA Section 4041, neither the Company, its predecessors in interest nor any affiliate would have any liability to the PBGC as a result of the termination.

Reportable Events.  No notice of a reportable event within the meaning of ERISA Section 4043(b) has been filed with the PBGC by the plan administrator of any of the Defined Benefit Plans, nor has any such reportable event occurred for which a notice to the PBGC is required.

Full Funding on a Termination Basis.  The current present value of all projected benefit obligations under each of the Defined Benefit Plans did not, as of the latest valuation date, exceed the then current value of the assets allocable to such benefit liabilities, based on reasonable actuarial assumptions currently used for such Defined Benefit Plan.  In addition, each of the Defined Benefit Plans is fully funded on a termination basis, such that the net fair market value of the assets equals or exceeds the present value of the accrued benefits under such Defined Benefit Plan, based upon the actuarial assumptions required by the PBGC for determining benefits on a termination basis.

No Accumulated Funding Deficiency.  No accumulated funding deficiency as defined in ERISA Section 302(a) (2), whether or not waived and regardless of the reason arising, exists with respect to any Defined Benefit Plan.

Termination.  None of the Defined Benefit Plans has been terminated or partially terminated nor have there been any events which might constitute grounds for such a termination or partial termination.

4.16   Collective Bargaining.  Except as set forth on Schedule 4.16, there are no labor contracts, collective bargaining agreements, letters of understanding or other arrangements, formal or informal, with any union or labor organization covering any of employees of the Company and none of said employees are represented by any union or labor organization.  The Company and the Shareholders have made available to AQUM a true, correct and complete copy of each agreement listed on Schedule 4.16.

4.17   Labor Disputes.  The Company is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours.  The Company is not and has not been engaged in any unfair labor practice, and no unfair labor practice complaint against the Company is pending before the National Labor Relations Board.  Neither the Company nor any Shareholder knows or has reason to know of any labor strike or other labor trouble actually pending, being threatened against, or affecting the Company.  Relations between management and labor are amicable and there have not been, nor are there presently, any attempts to organize non-union employees, nor are there plans for any such attempts.

4.18   Bank Accounts.  Schedule 4.18 sets forth a complete and accurate list of each bank or financial institution in which the Company has an account or safe deposit box (giving the address and account numbers) and the names of the persons authorized to draw thereon or to have access thereto.

4.19   Environmental Matters.

   (a)   For purposes of this Agreement, the following terms shall have the following meanings:

(i)   "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, causes of action, suits, investigations, obligations, liabilities, losses, proceedings, decrees, judgments, penalties, fines, fees, demands, demand letters, orders, directives, claims (including any claims involving liability in tort, strict, absolute or otherwise), liens, notices of noncompliance or violation, and legal and consultant fees and costs of investigations or proceedings, relating in any way to any Environmental Law or the presence or Release (or alleged presence or Release) into the environment of any Hazardous Material on, at or from the Real Property (hereinafter "Claims") including, without limitation, and regardless of the merit of such Claim, any and all Claims by any governmental or regulatory authority or by any third party or other person for enforcement, mitigation, cleanup, removal, response, remediation or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief pursuant to any Environmental Law or any alleged injury or threat of injury to human health, safety, natural resources or the environment.

(ii)   "Environmental Laws" shall mean all present and future federal, state and local laws, statutes, ordinances, regulations, codes, policies, rules, directives, orders, decrees, permits, licenses, approvals, authorizations, criteria, guidelines, covenants, deed restrictions, treaties, conventions, and rules of common law now or hereafter in effect, and in each case as amended, and any judicial or administrative judgment, opinion or interpretation thereof, relating to the regulation or protection of human health, safety, natural resources or the environment, including, without limitation, laws and regulations (and all other items recited above) relating to the use, treatment, storage, management, handling, manufacture, generation, processing, recycling, distribution, transport, Release or threatened Release of or exposure to any Hazardous Material.

(iii)   "Hazardous Materials" shall mean, collectively, any substance, material, product, derivative, compound, mixture, mineral, chemical, waste, medical waste or gas, in each case whether naturally occurring, human-made or the by-product of any process, including but not limited to petroleum or petroleum products (A) that is now or hereafter becomes defined or included within the definition of a "hazardous substance," "hazardous waste," "hazardous material," "toxic chemical," "toxic substance," "hazardous chemical," "extremely hazardous substance," "pollutant," "contaminant," or any other words of similar meaning under any Environmental Law, (B) exposure to which or the presence, use, generation, treatment, Release, transport or storage of which is now or hereafter prohibited, limited, restricted or regulated under any Environmental Law or by any governmental or regulatory authority, or (C) that could require investigation, response or remediation, or could support the assertion of any Environmental Claim.

(iv)   "Release" shall mean the release, deposit, disposal or leakage of any Hazardous Material at, into, upon or under any land, water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

(b)       Except as disclosed on Schedule 4.19(b):

    (i)   the Company is in full compliance with all applicable Environmental Laws;

   (ii)   the Company has all permits, licenses and other approvals required under the Environmental Laws with respect to the Real Property and the Company’s operations thereon;

   (iii)   There are no past, pending or threatened Environmental Claims relating to the Company’s operations or the Real Property;

   (iv)   Hazardous Materials have not at any time been present, generated, used, treated, managed, recycled, stored or Released at, on, in or under, or transported to or from the Real Property;

   (v)   Hazardous Materials have not at any time been Released at, on, in or under any other property in the vicinity or area of the Real Property;

   (vi)   There are not now and never have been any underground storage tanks located at, on or under the Real Property; there is no asbestos contained in, forming part of, or contaminating any part of the Real Property; and no polychlorinated biphenyls (PCBs) are used, stored, located at or contaminate any part of the Real Property;

   (vii)   There are no pending or threatened Environmental Claims at any treatment, storage or disposal facility that has received Hazardous Materials from or generated at the Real Property; and

   (viii)   There are no past or present facts, actions, activities, circumstances, conditions, occurrences, events or incidents, including the Release or presence of Hazardous Materials, that could (A) form the basis of an Environmental Claim against or involving the Company or the Real Property, (B) cause the Real Property to be subject to any restrictions on or affect its ownership, occupancy, use or transferability under any applicable Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or municipality in which the Real

Property is located, other than any customary disclosure requirements in connection with the transfer of the Real Property, or (D) prevent or interfere with the construction, operation or maintenance of the Real Property.

4.20   Required Licenses and Permits.  The Company has all licenses, permits or other authorizations of governmental authorities necessary for the conduct of its business.  A correct and complete list of all such licenses, permits and other authorizations, including FCC authorizations, (collectively, the “Company Authorizations”) is set forth on Schedule 4.20.  The Company and the Shareholders have made available to AQUM true, correct and complete copies of all written Company Authorizations required to be listed on Schedule 4.20.

4.21   Insurance Policies.  Schedule 4.21 sets forth a complete and accurate list and description of all insurance policies in force naming the Company, or any employees thereof in their capacity as such, as an insured or beneficiary or as a loss payable payee, or for which the Company has paid or is obligated to pay all or part of the premiums.  Neither the Company nor any Shareholder has received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and the Company is in compliance with all conditions contained therein.  There have been no lapses (whether cured or not) in the coverage provided under the insurance policies, referenced herein and as set forth on Schedule 4.21, during the term of such policies, as extended or renewed.  The Company and the Shareholders have made available to AQUM true, correct and complete copies of each of the policies required to be listed on Schedule 4.21.

4.22   Intentionally Omitted. .  .

4.23   Contracts and Commitments.  Except as set forth on Schedules 4.10(f) (Leases), 4.11 (Indebtedness), 4.12(b), (c) and (d) (Intellectual Property), 4.15(a)(i) (Employee Benefits), 4.16 (Collective Bargaining), 4.21 (Insurance Policies), and 4.23 (Contracts and Commitments):

  (a)   The Company does not have any agreement or contract that is material to its business, operations or prospects;

  (b)   No contracts or commitments of the Company continue for a period of more than six (6) months from the date hereof or require payments, in the aggregate, in excess of $10,000.00;

  (c)   The Company does not have any outstanding contract, written or oral, with any officer, employee, agent, consultant, advisor, salesman, manufacturer's representative, distributor, dealer, subcontractor, or broker that is not cancelable by the Company, on notice of not longer than thirty (30) days and without liability, penalty or premium of any kind, except liabilities which arise as a matter of law upon termination of employment, or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

  (d)   The Company is not under any liability or obligation under any agreement pursuant to which third parties have been provided with products that can be returned to the Company in the event they are not sold and which could involve a liability of the Company of $1,000.00 or more in the aggregate;

   (e)   The Company has no (i) any outstanding loan or loan commitment (excluding credit extended in the Ordinary Course of Business to AQUM’s of inventory) to any person, or (ii) any factoring, credit line or subordination agreement;

   (f)   Except as noted on Schedule 4.11 (Indebtedness) and except for negotiable instruments in the process of collection, the Company does not have any power of attorney outstanding or any contract, commitment or liability (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor in respect of the contract or commitment of any other person, corporation, partnership, joint venture, association, organization or other entity;

   (g)   There are no contracts or agreements with any director, officer or shareholder of the Company, or with any person related to any such person or with any company or other organization in which any director, officer, or shareholder of the Company, or anyone related to any such person, has a direct or indirect financial interest;

   (h)   The Company is not subject to any contract or agreement containing covenants limiting the freedom of the Company to compete in any line of business in any geographic area or requiring the Company to share any profits;

   (i)   There is no contract, agreement or other arrangement entitling any person or other entity to any profits, revenues or cash flows of the Company or requiring any payments or other distributions based on such profits, revenues or cash flows; and

   (j)   To the knowledge of the Company and the Shareholders, the Company is not party to or bound by any presently or previously existing contract, agreement or other arrangement that has had or may in the future have a material adverse effect upon the business, earnings or financial condition of the Company.

The Company and Shareholders have made available to AQUM true, correct and complete copies of all contracts, agreements, plans, leases, policies and licenses referred to, or required to be referred to or listed on, any Schedule delivered hereunder.

4.24   Agreements in Full Force and Effect.  Except as expressly set forth on Schedule 4.24, all contracts, agreements, plans, leases, policies and licenses referred to, or required to be referred to, on any Schedule delivered hereunder are valid and binding, and are in full force and effect and are enforceable in accordance with their terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally.  Neither the Company nor any Shareholder has any knowledge of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to such agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by the Company or to the knowledge of the Company or any Shareholder any other party thereto.

4.25   Absence of Certain Changes and Events.  Except as set forth in Schedule 4.25, since the Interim Balance Sheet Date the Company has operated only in the Ordinary Course of Business, and has not:

    (a)   suffered any damage or destruction adversely affecting the properties or business of the Company;

(b)   made any declaration, setting aside or payment of any dividend or other distribution of assets (whether in cash, stock or property) with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of such stock, or otherwise made any payment of cash or any transfer of other assets, to any Shareholder or the Company; or transferred any assets from any subsidiary to the Company, any other subsidiary or any Related Company; or transferred any assets from any Related Company to the Company;

(c)   suffered any material adverse change in its working capital, assets, liabilities, financial condition, business prospects, or relationships with any suppliers or customers material to its business;

(d)   omitted

(e)   incurred, assumed or guaranteed any liability or obligation (absolute, accrued, contingent or otherwise) other than in the Ordinary Course of Business;

(f)   paid, discharged, satisfied or renewed any claim, liability or obligation other than payment in the Ordinary Course of Business;

(g)   permitted any of its assets to be subjected to any mortgage, lien, security interest, restriction, charge or other encumbrance of any kind except for Permitted Liens;

(h)   cancelled or forgiven any indebtedness or otherwise waived any material claims or rights;

(i)   sold, transferred or otherwise disposed of any of its assets, except in the Ordinary Course  of Business;

(j)   made any single capital expenditure or investment in excess of $10,000.00;

(k)   made any change in any method, practice or principle of financial or tax accounting;

(l)   managed working capital components, including cash, receivables, other current assets, trade payables and other current liabilities in a fashion inconsistent with past practice, including failing to sell inventory and other property in an orderly and prudent manner or failing to make all budgeted and other normal capital expenditures, repairs, improvements and dispositions;

(m)   paid, loaned, advanced, sold, transferred or leased any asset to any employee, except for normal compensation involving salary and benefits;

(n)   issued or sold any of its capital stock or issued any warrant, option or other right to purchase shares of its capital stock, or any security convertible into its capital stock;

(o)   entered into any material commitment or transaction, other than in the Ordinary Course of Business, affecting the Business; or

(p)   agreed in writing, or otherwise, to take any action described in this Section.

4.26   Accounts Receivable.

   (a)   All accounts receivable owed to the Company by any director, officer, shareholder or employee of the Company or any relative of any such person (including those accounts receivable reflected on the Interim Balance Sheet and incurred since the Interim Balance Sheet Date) have been paid in full prior to the date hereof or shall have been paid in full prior to the Closing Date.

   (b)   All accounts receivable of the Company (i) are valid, existing and fully collectible without resort to legal proceedings or collection agencies, (ii) represent monies due for goods sold or services rendered in the Ordinary Course of Business; and (iii) are not subject to any defenses, rights of set-off, assignment, restrictions, security interests or other encumbrances.  Except as shown on Schedule 4.26 (b), as of the date of such Schedule, all such accounts receivable were current, and neither the Company nor any Shareholder is aware of any dispute regarding the collectability of any such accounts receivable.  All reserves shown on the Financial Statements were adequate as of such dates calculated consistent with past practice.

4.27   Tax Matters.

    (a)           Definitions.  For purposes of this Agreement, the following definitions shall apply:

   (i)           The term “Taxes” shall mean all Taxes, however denominated, including any interest, penalties or other additions to Tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which Taxes shall include, without limiting the generality of the foregoing, all income or profits Taxes (including, but not limited to, federal income Taxes and state income Taxes), payroll and employee withholding Taxes, unemployment insurance, social security Taxes, sales and use Taxes, ad valorem Taxes, excise Taxes, franchise Taxes, gross receipts Taxes, business license Taxes, occupation Taxes, real and personal property Taxes, stamp Taxes, environmental Taxes, transfer Taxes, workers’ compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Company is required to pay, withhold or collect.

   (ii)           The term “Returns” shall mean all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

   (b)           Returns Filed and Taxes Paid.  Except as otherwise disclosed in Schedule 4.27(b): (i) all Returns required to be filed by or on behalf of the Company have been duly filed on a timely basis and such Returns are true, complete and correct; (ii) all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Company with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement; (iii) the Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; (iv) the charges, accruals and reserves for Taxes as reflected on the books of the Company are adequate in accordance with historical results and prior practice to cover Tax liabilities accruing through the Closing Date; and (v) there are no liens on any of the assets of the Company with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, which contested Taxes are disclosed in Schedule 4.27(b).

(c)           Tax Deficiencies; Audits; Statutes of Limitations.  Except as otherwise disclosed in Schedule 4.27(c):  (i) the Returns of the Company have never been audited by a government or Taxing authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally); (ii) no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of the Company, and the Company has not received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it; (iii) the Company is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against the Company or any of its assets; (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Company; and (v) the Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662.

(d)           Tax Sharing Agreements.  Except as otherwise disclosed in Schedule 4.27(d), the Company is not (nor has it ever been) a party to any Tax sharing agreement.

(e)           Tax Elections and Special Tax Status.  The Company has not filed any consent pursuant to the collapsible corporation provisions of Code Section 341(f).  The Company is not a party to any safe harbor lease within the meaning of Code Section 168(f) (8), as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982.  The Company is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(1)(A)(ii) during the applicable period specified in Code Section 897(c)(1)(A)(ii).  The Company has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would be a nondeductible expense pursuant to Code Section 162(m) or 280G or an excise Tax to the recipient pursuant to Code Section 4999.  The Company has not been a “distributing corporation” (within the meaning of code Section 355(a) (1) (A)) within the 3-year period ending as of the date of this Agreement. The Company has not participated in an international boycott as defined in Code Section 999.  The Company has not agreed and is not required to make, any adjustment under Code Sections 263A or 481(a) by reason of a change in accounting method or otherwise). The Company does not have any permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. The Company is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance. The Company is not a party to any transaction, understanding or arrangement treated as a Tax shelter under Code Section 6111(e) or 6662(d)(2)(C)(iii).

(f)           S-Corporation Status.   The Company made a valid election under Section 1362 of the Code and any corresponding state or local tax provision to be an S corporation within the meaning of Sections 1361 and 1362 of the Code (and any corresponding elections for any qualified subsidiaries pursuant to Section 1361) effective for all taxable periods since the Company’s incorporation.  At no time has the Company experienced any of the following: (1) any corporate level tax event under Section 1374 or any other provision of the Code; or (2) any type or form of voluntary, involuntary or inadvertent termination of its S corporation status other than the termination that will take place as a result of the Closing.  Neither the Company nor the Shareholders have at any time taken any action or tax return position inconsistent with the treatment of the Company as an S corporation.  Similarly, neither the Company nor the Shareholders have at any time failed to take any action required in order to maintain the Company’s S corporation status under the Code or any other Tax law.

    (g)           Tax Claims. No claim has been made by any Taxing authority in a jurisdiction where the Company does not file Returns that it is or may be subject to taxation by, or required to file any Return in, that jurisdiction.

4.28   Brokerage.  Except as set forth on Schedule 4.28, no broker, agent, or finder has rendered services to the Company or the Shareholders in connection with the transactions contemplated under this Agreement.  Except as set forth on Schedule 4.28, the Company has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees or agents’ commissions or other similar payments in connection with this Agreement or the transactions contemplated hereby.

4.29   Disclosure.  No representations, warranties, assurances or statements by the Company or any Shareholder in this Agreement and no statement contained in any document (including the Financial Statements and the Schedules), certificates or other writings furnished or to be furnished by the Company or any Shareholder (or caused to be furnished by the Company or any Shareholder) to AQUM or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF AQUM

AQUM hereby represents and warrants to the Shareholders as follows:

5.01   Organization.  AQUM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and currently conducts no operations, owns no assets and has no employees.

5.02   Authorization.  AQUM has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of AQUM.  This Agreement has been duly and validly executed and delivered by AQUM and constitutes AQUM's legal, valid and binding obligation, enforceable in accordance with its terms.

5.03   No Conflict.  The execution and delivery of this Agreement by AQUM, the consummation of the transactions contemplated herein, and the performance of the covenants and agreements of AQUM will not, with or without the giving of notice or the lapse of time, or both, (a) violate or conflict with any of the provisions of any charter document or bylaw of AQUM; (b) violate, conflict with or result in breach or default under, result in the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of AQUM pursuant to, or cause termination of any term or condition of any mortgage, lease, indenture, notes, contract, license, permit, instrument, trust document, or other agreement, arrangement, obligation, document or instrument to which AQUM is a party or by which AQUM or any of its properties may be bound; or (c) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which AQUM is a party or by which AQUM or its properties may be bound.

5.04   Brokerage.  No broker, agent or finder has rendered services to AQUM in connection with the transactions contemplated under this Agreement.

5.05   Disclosure.  No representations, warranties, assurances or statements by AQUM in this Agreement and no statement contained in any document, certificates or other writings furnished or to be furnished by AQUM (or caused to be furnished by AQUM) to the Shareholders or any of their representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

ARTICLE VI

COVENANTS

6.01   Operations of the Company.  The Company and each Shareholder hereby covenants and agrees that, except as consented to in writing by AQUM, after the date hereof and prior to the Second Closing, the Company shall, and the Shareholders shall cause the Company to, operate and conduct itself only in the Ordinary Course of Business.  Pursuant thereto and not in limitation of the foregoing, except as otherwise expressly contemplated by this Agreement, after the date hereof and prior to the Second Closing, the Company shall:
   (a)   use its commercially reasonable efforts to preserve intact the goodwill and business organization of the Company, keep the officers and employees of the Company available to AQUM and preserve the relationships and goodwill of the Company with customers, distributors, suppliers, employees and other persons or entities having business relations with the Company;

   (b)   maintain its existence and good standing in its jurisdiction of organization and in each jurisdiction listed on Schedule 4.01(a);

(c)   duly and timely file or cause to be filed all reports and returns required to be filed with any Governmental Entity and promptly pay or cause to be paid when due all taxes, assessments and governmental charges, including interest and penalties levied or assessed, unless contested in good faith by appropriate proceedings;

(d)   maintain in existing condition and repair (ordinary wear and tear excepted), consistent with past practices, all buildings, offices, shops and other structures located on the Real Property, and all equipment, fixtures and other tangible personal property located on the Real Property;

(e)   not authorize for issuance or issue and deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities, or split, combine or reclassify any shares of its capital stock;

(f)   not amend or modify its charter documents or bylaws;

(g)   not without having given AQUM 60 days notice and received its prior written consent declare any dividend, pay or set aside for payment any dividend or other distribution or make any payment to any Shareholder, officer or director or any person or entity with whom any such Shareholder, officer or director has any direct or indirect relation, other than the payment of salaries in the Ordinary Course of Business without having given AQUM 60 days notice and received its prior written consent create any subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business or entity;

(h)   not without having given AQUM 60 days notice and received its prior written consent dispose of or permit to lapse any ownership and/or right to the use of any patent, trademark, trade name, service mark, license or copyright of the Company (including any of the Intellectual Property), or dispose of or disclose to any person or entity, any trade secret, formula, process, technology or know-how of the Company not heretofore a matter of public knowledge;

(i)   protect, defend and maintain the ownership, validity and registration of the Intellectual Property, and not allow any of the registered Intellectual Property to be abandoned, forfeited, cancelled, expunged and/or dedicated to the public;

(j)   not (i) sell any asset of the Company, other than in the Ordinary Course of Business, (ii) create, incur or assume any indebtedness secured by the assets of the Company, (iii) grant, create, incur or suffer to exist any lien or encumbrance on the assets of the Company that did not exist on the date hereof, (iv) incur any liability or obligation (absolute, accrued or contingent), except in the Ordinary Course of Business, (v) write-off any guaranteed check, note or account receivable, except in the Ordinary Course of Business, (vi) write-down the value of any asset or investment (including any asset of the Company) on the books or records of the Company, except for depreciation and amortization in the Ordinary Course of Business, (vii) cancel any debt or waive any claim or right, (viii) make any commitment for any capital expenditure to be made on or following the date hereof in excess of $5,000 in the case of any single expenditure or $10,000 in the case of all capital expenditures, (ix) enter into any contract or commitment which cannot be cancelled by the Company on notice of not longer than thirty (30) days and without liability or penalty of any kind, or (x) enter into any contract or commitment which imposes, or purports to impose, any obligations or restrictions on any affiliate of the Company;

(k)   not increase in any manner the compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, officers, directors or consultants, except in the Ordinary Course of Business; provided, however, that the Company shall take any action described in this Section 6.01(l) with respect to (i) any manager, officer or director of the Company or (ii) any person whose annualized compensation is $30,000.00 or more or whose annual compensation for the twelve (12)-month period following the Closing Date is expected to be $30,000.00 or more;

(l)   not pay or agree to pay any additional pension, retirement allowance or other employee benefit under any Employee Benefit Plans to any of its employees or consultants, or manager, officer or director of the Company whether past or present, except in the Ordinary Course of Business ;

(m)   except as required by applicable laws, not adopt, amend or terminate any Employee Benefit Plan or increase the benefits provided under any Employee Benefit Plan, or promise or commit to undertake any of the foregoing in the future, except for payments approved by AQUM or which, in the aggregate, shall not exceed $20,000.00;

(n)   not enter into a collective bargaining agreement;

(o)   not enter into any employment agreement;

(p)   not settle or compromise any legal proceedings related to or in connection with the Company or the Company Business;

(q)   maintain supplies and inventory at levels that are in the Ordinary Course of Business;

(r)   continue to extend customers credit, collect accounts receivable and pay accounts payable and similar obligations in the Ordinary Course of Business;

(s)   perform in all material respects all of its obligations under all contracts and commitments, and not default or suffer to exist any event or condition that with notice or lapse of time or both could constitute a default under any such contracts or commitments (except those being contested in good faith) and not enter into, assume or amend any contract or commitment other than in the Ordinary Course of Business;

(t)   not pay, discharge or satisfy any claim, liability or obligation (absolute, contingent or otherwise) other than the payment, discharge or satisfaction in the Ordinary Course of Business of claims, liabilities and obligations reflected or reserved against in the Interim Balance Sheet or incurred in the Ordinary Course of Business;

   (u)   not increase any reserves for contingent liabilities (excluding any adjustment to bad debt reserves in the Ordinary Course of Business);

   (v)   maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that maintained as of the date hereof by or on behalf of the Company;
   (w)   continue to maintain its books and records on a basis consistent with past practice;

   (x)   continue its cash management practices in the Ordinary Course of Business; and

   (y)   not authorize, or commit or agree to take, any of the foregoing actions, which the Company is required not to take without AQUM's prior written consent.

In connection with the continued operation of the Company during the period commencing on the date hereof and ending on the Closing Date, the Company and the Shareholders shall confer in good faith on a regular and frequent basis with AQUM regarding operational matters and the general status of on-going operations of the Company.  The Company and the Shareholders hereby acknowledge that AQUM does not and shall not waive any right it may have hereunder solely as a result of such consultations.  Neither the Company nor the Shareholders shall take any action that would, or that could reasonably be expected to, result in any representation or warranty of the Company or the Shareholders set forth herein to become untrue.

6.02   Access.  From the date of this Agreement through the Option  Closing Date, the Company shall, and the Shareholders shall cause the Company to (a) provide AQUM and its designees (e.g., officers, counsel, accountants, actuaries, and other authorized representatives) with such information as AQUM or its designees may from time to time reasonably request with respect to the Company and the transactions contemplated by this Agreement; (b) provide AQUM and its designees, access during regular business hours and upon reasonable notice to the books, records, offices, personnel, counsel, accountants and actuaries of the Company, as AQUM or its designees may from time to time reasonably request; and (c) permit AQUM and its designees to make such inspections thereof as AQUM may reasonably request.  Any investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation of the Company Business.  No such investigation shall limit or modify in any way the Shareholders' or the Company’s obligations with respect to any breach of their representations, warranties, covenants or agreements contained herein.

6.03   Tax Matters Green Wire, Inc..

   (a)   Cooperation on Tax Matters.  The Green Wire Shareholders and AQUM shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any tax return, amended tax return, determining a liability for taxes, participating in or conducting any audit or other proceeding in respect of taxes.  Such cooperation and information shall include providing copies of relevant tax returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities.  The Company, Green Wire, Inc. and AQUM shall make their respective employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of the Green Wire

Shareholders and AQUM shall retain all tax returns, schedules and work papers, records and other documents in its possession relating to tax matters of the Green Wire, Inc. and the business and assets of Green Wire, Inc. for each taxable period first ending after the Option Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such tax returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective tax periods, or (ii) six years following the due date (without extension) for such tax returns. Any information obtained under this Section 6.03 shall be kept confidential in accordance with the provisions of this Agreement except as may be otherwise necessary in connection with the filing of tax returns or claims for refund or in conducting an audit or other proceeding.

  (b)   Tax Returns and Payment of Taxes.

(i)   Green Wire Shareholders or Green Wire Shareholders’ designee shall prepare and timely file or shall cause to be prepared and timely filed all Returns of Green Wire, Inc. for tax periods ending on or before the Option Closing Date (“ Company Returns”), and shall pay or shall cause to be paid any and all Taxes due with respect to such Returns.  Shareholders shall have the exclusive authority and obligation to prepare or cause to be prepared all Green Wire, Inc. Returns.  Such authority shall include the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of Green Wire, Inc. shall be reported or disclosed in such Green Wire, Inc. Returns; provided, however, that such Returns shall be prepared by treating items on such Returns in a manner consistent with past practice with respect to such items, unless otherwise required by law.  If any such Green Wire, Inc. Returns are due after the Option Closing and Shareholders are not authorized by law to file such Green Wire, Inc. Returns, Green Wire Shareholders shall submit drafts of such Green Wire, Inc. Returns to AQUM for its review at least 30 days prior to the due date of any such Return.  Such drafts of any Returns after the Option Closing shall be subject to AQUM’s review and approval, which approval shall not be unreasonably withheld, and Green Wire, Inc. shall timely file, or cause to be timely filed, such Returns with the appropriate taxing authority.

  (c)   Transfer Taxes.  All sales or transfer taxes, including but not limited to, stock transfer taxes, document recording fees, real property transfer taxes, and excise taxes, arising out of or in connection with the consummation of the transactions contemplated hereby shall be paid by the Shareholders.  The parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications and other documents regarding any of such taxes and all transfer, recording, registration and other fees that become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or prior to the Closing.

6.04   Preparation of Supporting Documents.  In addition to such actions as the Company may otherwise be required to take under this Agreement or applicable law to consummate this Agreement and the transactions contemplated hereby, the Shareholders and the Company shall take such action, shall furnish such information, and shall prepare, or cooperate in preparing, and execute and deliver such certificates, agreements and other instruments as AQUM may reasonably request from time to time, before, at or after the Closing, with respect to compliance with obligations of AQUM, the Shareholders or the Company in connection with AQUM's purchase of the Company Shares from the Shareholders.  Any information so furnished by the Shareholders or the Company shall be true, correct and complete in all material respects and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

6.05   Notices of Certain Events.  Until the Option Closing or the termination of this Agreement, whichever occurs first, the Shareholders shall promptly notify AQUM of:

   (a)   any fact, condition, change or event that, individually or in the aggregate, results in any representation or warranty of the Company or the Shareholders hereunder being inaccurate in any respect as of the date of such fact, condition, change or event had such representation or warranty been made as of such date;

   (b)   any fact, condition, change or event that causes or constitutes a breach of any of the representations or warranties of the Company or the Shareholders hereunder made as of the date hereof;

   (c)   any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated hereby;

   (d)   any notice or other communication from or to any Governmental Entity in connection with the transactions contemplated hereby;

   (e)   any action, suit, claim, investigation or proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or its business that, if pending on the date hereof, would have been required to have been disclosed pursuant to Section 4.13 or that relate to the consummation of the transactions contemplated hereby; and

   (f)   (i) the damage or destruction by fire or other casualty of any asset of the Company or part thereof or (ii) any asset of the Company or part thereof becoming the subject of any proceeding (or, to the knowledge of the Company or the Shareholders, threatened proceeding) for the taking thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.The Shareholders hereby acknowledge that AQUM does not and shall not waive any right it may have hereunder solely as a result of such notifications and any notification given pursuant to this  Section 6.05 shall (x) not have any effect for purposes of determining satisfaction of the conditions set forth in Article IX of this Agreement, (y) be disregarded for purposes of determining the obligations of the Shareholders under Article X hereof, and (z) not in any way limit AQUM's exercise of its rights hereunder.

6.06   Supplements to Schedules.  From time to time up to the Option Closing Date, the Company and the Shareholders shall promptly supplement or amend the Schedules to this Agreement with respect to any matter (i) first existing or occurring after the date hereof which, if existing or occurring at or prior to such date, would have been required to be set forth in any of the Schedules to this Agreement, or (ii) that is necessary to correct any information in such Schedules that is inaccurate on account thereof.  No supplement or amendment to the Schedules shall have any effect for purposes of determining satisfaction of the conditions set forth in Article IX of this Agreement unless such supplement is accepted by AQUM in writing in its sole discretion.  Any information contained in any such supplement or amendment shall be disregarded for purposes of determining the obligations of the Company and the Shareholders under Article X hereof.

6.07   No Solicitation of Transactions.  Until the Option Closing or the termination of this Agreement, whichever occurs first ,neither the Company nor any of the Shareholders shall, directly or indirectly, through any officer, director, manager or agent of any of them or otherwise, initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or enter into negotiations of any type, directly or indirectly, or enter into a confidentiality agreement, letter of intent or other similar contract or commitment with any person or entity other than  AQUM with respect to a sale of all or any substantial portion of the assets of the Company, or a merger, consolidation, business combination, sale of all or any substantial portion of the capital stock of the Company, or the liquidation or similar extraordinary transaction with respect to the Company.  The Company and the Shareholders shall notify AQUM orally (within two (2) business days) and in writing (as promptly as practicable) of all relevant terms of any inquiry or proposal by a third party to do any of the foregoing that the Company or any of the Shareholders or any of their respective officers, directors, partners, managers, employees, investment bankers, financial advisors, attorneys, accountants or other representatives may receive relating to any of such matters.  In the event such inquiry or proposal is in writing, the Shareholders and the Company shall deliver to AQUM a copy of such inquiry or proposal together with such written notice.

6.08   Filings; Other Actions; Notification.

   (a)   The Shareholders and AQUM shall cooperate with each other and use their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, AQUM and Shareholders shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to AQUM or the Company, as the case may be, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Shareholders and AQUM shall act reasonably and as promptly as practicable.

   (b)   The Shareholders and AQUM each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby for the Second Closing, including promptly furnishing the other with copies of notice or other communications received by AQUM, the Company or the Shareholders, as the case may be, from any third party and/or any Governmental Entity with respect to the transactions contemplated by this Agreement. AQUM shall give prompt notice to the other of any change that is reasonably likely to result in a AQUM Material Adverse Effect.

6.09   Confidentiality.  The Company and each Shareholder shall hold in confidence at all times following the date hereof all Confidential Information and shall not disclose, publish or make use of Confidential Information at any time following the date hereof without the prior written consent of the AQUM.  For purposes hereunder, "Confidential Information" shall mean any data or information of Company (including trade secrets) that is not generally known to the public or competitors regarding (for example and including, but not limited to) (a) business process models; (b) proprietary software; (c) research, development, products, services, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, contracts, suppliers, customers, and customer lists; (d) the identity, skills and compensation of employees, contractors, and consultants; (e) specialized training; (f) discoveries, developments, trade secrets, processes, formulas, data, lists, and all other works of authorship, mask works, ideas, concepts, know-how, designs, and techniques, whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property laws or industrial property laws in the United States or elsewhere; and (g) such other information that may give the Company a competitive business advantage or the disclosure of which could be detrimental to the interests of the Company and from all of the relevant circumstances could reasonably be assumed by any person or entity to be confidential and proprietary to the Company.  Notwithstanding the foregoing, no data or information constitutes “Confidential Information” if such data or information is publicly known and in the public domain through means that do not involve a breach by the Company or any Shareholder of any covenant or obligation set forth in this Agreement.

6.10   Publicity.  Shareholders and AQUM each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service.

ARTICLE VII

CONDITIONS TO EACH PARTY'S OBLIGATION
TO EFFECT THE TRANSACTIONS CONTEMPLATED HERUNDER

The respective obligation of each party to effect the transactions contemplated by this Agreement as to the Option Closing is subject to the satisfaction (or waiver) at or prior to the Closing of each of the following conditions:

7.01   Regulatory Consents.  All notices, reports and other filings required to be made prior to the Option Closing by the Shareholders, the Company or AQUM with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Option Closing by the Shareholders, the Company or AQUM from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Shareholders and AQUM shall have been made or obtained (as the case may be), except those that the failure to make or to obtain are not individually or in the aggregate, reasonably likely to have a AQUM Material Adverse Effect or to provide a reasonable basis to conclude that the parties hereto or any of their affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal or material financial liability.

7.02   Litigation.  No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order").

ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS

The obligation of the Shareholders to effect the transactions contemplated by this Agreement as to the Option Closing is subject to the satisfaction (or waiver by the Shareholders) at or prior to the Closing of each of the following conditions:

8.01   Representations and Warranties True and Correct at Closing Date.  Each of AQUM's representations and warranties contained in this Agreement that are qualified by materiality shall be true and correct in all respects and each of AQUM's representations and warranties contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and on and as of the Closing Date with the same force and effect as though made on and as of such date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and AQUM shall have delivered to the Shareholders a certificate dated the Closing Date and signed on behalf of AQUM by its President to such effect.

8.02   Performance of Obligations.  AQUM shall have performed and complied in all material respects with the respective covenants and agreements set forth herein to be performed or complied with by each of them on or before the Closing Date; and AQUM shall have delivered to the Company a certificate dated the Closing Date and signed on behalf of AQUM by its President to all such effects and confirming such other matters as may be reasonably requested by the Company.

8.03   Documents Satisfactory in Form and Substance.  All agreements, certificates and other documents delivered by AQUM to the Shareholders hereunder or in connection herewith shall be in form and substance satisfactory to the Shareholders and their counsel, in the exercise of their reasonable judgment.

8.04 Certificates.  AQUM shall have delivered to the Shareholders a certificate of an authorized officer certifying that (i) AQUM has performed all covenants and agreements required to be performed by it hereunder on or prior to the Closing Date and (ii) each of the representations and warranties of AQUM were true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

ARTICLE IX

CONDITIONS TO OBLIGATIONS OF AQUM

The obligations of AQUM to effect the transactions contemplated by this Agreement as to the Option Closing are subject to the satisfaction (or waiver by AQUM) at or prior to the Closing of each of the following conditions:

9.01   Representations and Warranties True and Correct at Closing Date.  Each of the representations and warranties of the Company and the Shareholders contained in this Agreement that are qualified by materiality shall be true and correct in all respects and each of the representations and warranties of the Company and the Shareholders contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and on and as of the Closing Date with the same force and effect as though made on and as of such date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and the Shareholders shall have delivered to AQUM a certificate dated the Closing Date and signed on behalf of the Company by its President to such effect.

9.02   Performance Obligations.  The Company and the Shareholders shall have performed and complied in all material respects with the covenants and agreements set forth herein to be performed or complied with by it on or before the Closing Date; and the Shareholders shall have delivered to AQUM a certificate dated the Closing Date and signed on behalf of the Company by its President to all such effects, and confirming such other matters as may be reasonably requested by AQUM.

9.03   No Material Change.  The Company shall not have suffered any material adverse change since the Interim Financial Statements Date (whether or not such change is referred to or described in any Schedule) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

9.04   Other Necessary Consents.  The Shareholders shall have obtained all consents and approvals required to be listed on Schedule 4.05.  With respect to each such consent or approval, AQUM shall have received written evidence, satisfactory to it, that such consent or approval has been duly and lawfully filed, given, obtained or taken and is effective, valid and subsisting.

9.05   Intentionally Omitted.

9.06   Non-Compete Agreement.  Each Shareholder shall have executed and delivered to AQUM non-competition agreements in a form to be mutually agreed upon.

9.07   Documents Satisfactory in Form and Substance.  All agreements, certificates, opinions and other documents delivered by the Shareholders to AQUM hereunder shall be in form and substance satisfactory to AQUM and its counsel, in the exercise of their reasonable judgment.

9.08   Certificates.  The Shareholders shall have delivered to AQUM:

   (a)   Certificates of the Secretary or Assistant Secretary of the Company (i) attaching and certifying copies of the resolutions of its board of directors and shareholders, authorizing the execution, delivery and performance of this Agreement and the other documents, instruments and certifications required or contemplated hereby, (ii) certifying the name, title and true signature of each officer of the Company executing or authorized to execute this Agreement and the other documents, instruments and certifications required or contemplated hereby, and (iii) attaching and certifying a true, correct and complete copy of the bylaws of the Company; and

(b)   Copies of the articles of incorporation the Company certified by the Secretary of State of the State of Delaware and by its Secretary or Assistant Secretary, together with a certificates of active status from the Secretaries of State of its jurisdiction of incorporation or organization and certificates of good standing or similar from every other state of the United States in which the conduct of its business or the ownership of its properties and assets requires it to be so qualified.

9.09   Release of Liens.  AQUM shall have received evidence reasonably satisfactory to it that all liens or encumbrances affecting any asset of the Company have been released.

9.10   Ommited.

ARTICLE X

INDEMNIFICATION

10.01  Indemnification Obligations of the Shareholders.  The Shareholders (and the Company prior to the Closing) shall, jointly and severally, indemnify, defend and hold harmless AQUM and its affiliates, officers, directors, employees, agents and representatives and the heirs, executors, successors and assigns of any of the foregoing (the "AQUM Indemnified Parties") from, against, and in respect of, any and all claims, liabilities, obligations, damages, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) arising out of or relating to:

   (a)   any liability or obligation of the Shareholders of any nature whatsoever;

   (b)   any obligation of the Company under a contract or commitment to be performed prior to the Closing Date, or any breach by the Company of a contract or commitment occurring prior to the Closing Date;

   (c)   any events or circumstances occurring or existing with respect to the ownership, operation and maintenance of the Company, the Company Business and their assets on or prior to the Closing Date, except for liabilities of a type set forth on the Interim Balance Sheet;

   (d)   any breach or inaccuracy of any representation or warranty made by the Company or the Shareholders in this Agreement or any documents or agreements executed and delivered by the Company or any Shareholder in connection with the transactions contemplated by this Agreement (without regard to any qualification or exception contained in such representation or warranty relating to materiality or Material Adverse Effect), whether such representation and warranty is made as of the date hereof or as of the Closing Date;

  (e)   any breach of any covenant, agreement or undertaking made by the Company or the Shareholders in this Agreement or in any documents or agreements executed and delivered by the Company or any Shareholder in connection with the transactions contemplated by this Agreement; or

      (f)   (A) any provision of any Environmental Law and arising out of, or relating to, (i) any act or omission of the Company or its employees, agents or representatives on or prior to the Closing Date or (ii) the ownership, use, control or operation on or prior to the Closing Date of any real property, plant, facility, site, area or property used in the Company Business (whether currently or previously owned or leased by the Company), including arising from any Release of any Hazardous Material or off-site shipment of any Hazardous Material at or from such real property, plant, facility, site, area or property or (B) mold or any other environmental matter or condition arising on or prior to the Closing Date.

The claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments of the AQUM Indemnified Parties described in this Section 10.01 as to which the AQUM Indemnified Parties are entitled to indemnification are collectively referred to as “AQUM Losses”.

10.02   Indemnification Obligations of AQUM.  AQUM shall indemnify and hold harmless the Shareholders and their heirs, executors, successors and assigns (the "Shareholder Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) arising out of or relating to:

   (a)   any obligation of AQUM under a contract or commitment to be performed after the Closing Date, or any breach by AQUM of a contract or commitment occurring after the Closing Date;

   (b)   any breach or inaccuracy of any representation or warranty made by AQUM in this Agreement or in any document or agreement executed and delivered by AQUM in connection with the transactions contemplated by this Agreement, whether such representation and warranty is made as of the date hereof or as of the Closing Date;

   (c)   any breach of any covenant, agreement or undertaking made by AQUM in this Agreement or in any document or agreement executed and delivered by AQUM in connection with the transactions contemplated by this Agreement; or

The claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments of the Shareholder Indemnified Parties described in this Section 10.02 as to which the Shareholder Indemnified Parties are entitled to indemnification are collectively referred to as “Shareholder Losses”.

10.03   Indemnification Procedure.

    (a)   Promptly following receipt by a AQUM Indemnified Party to a Shareholder Indemnified Party, as applicable (an "Indemnified Party") of notice by a third party (including any Governmental Entity) of any complaint, dispute or claim or the commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other party for any AQUM Losses or any Shareholder Losses (as the case may be), such Indemnified Party shall notify AQUM or the Shareholders, as the case may be (the “Indemnifying Party”), provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability hereunder with respect to such claim only if, and only to the extent that, such failure to so notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim.  The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within twenty (20) days thereafter assuming full responsibility for any AQUM Losses or Shareholder Losses (as the case may be) resulting from such audit, investigation, action or proceeding, to assume the defense of such audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel.  In the event, however, that the Indemnifying Party declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 20-day period, then any AQUM Losses or any Shareholder Losses (as the case may be), shall include the reasonable fees and disbursements of counsel for the Indemnified Party as incurred.  In any audit, investigation, action or proceeding for which indemnification is being sought hereunder the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such matter and to retain its own counsel at such party’s own expense.  The Indemnifying Party or the Indemnified Party (as the case may be) shall at all times use reasonable efforts to keep the Indemnifying Party or Indemnified Party (as the case may be) reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

(b)   No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume and maintain the defense of such claim pursuant to Section 10.03(a) or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party and its officers, directors, employees and affiliates from all liability arising out of such claim.  An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless (x) such settlement, compromise or consent includes an unconditional release of the Indemnified Party and its officers, directors, employees and affiliates from all liability arising out of such claim, (y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (z) does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party’s affiliates.

(c)   In the event an Indemnified Party claims a right to payment pursuant hereto, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party (a “Notice of Claim”).  Such Notice of Claim shall specify the basis for such claim.  The failure by any Indemnified Party so to notify the Indemnifying party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any claim made pursuant to this Section 10.03(c), it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty under Section 10.04.  In the event the Indemnifying Party does not notify the Indemnified Party within thirty (30) days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under this Article or the amount thereof, the claim specified by the Indemnified Party in such Notice of Claim shall be conclusively deemed a liability of the Indemnifying Party under this Section 10.03(c), and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion of the claim) is estimated, on such later date when the amount of such claim (or such portion of such claim) becomes finally determined.  In the event the Indemnifying Party has timely disputed its liability with respect to such claim as provided above, as promptly as possible, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) business days following the final determination of the merits and amount of such claim, the Indemnifying Party shall pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

10.04   Survival Period.  The representations and warranties of the parties contained herein shall not be extinguished by the Closing, but shall survive the Closing for, and all claims for indemnification in connection therewith shall be asserted not later than, three (3) years following the Closing Date; provided, however, that the representations and warranties contained in Section 3.01 (Power, Authority and Organization of the Shareholders), Section 3.03 (Ownership of the Company Shares), Section 4.01 (Organization and Authorization), Section 4.02 (Authorized and Outstanding Stock), Section 4.09 (Real Property), Section 4.10 (Personal Property), Section 4.15 (Employee Benefits), Section 4.16 (Collective Bargaining), Section 4.17 (Labor Disputes), Section 4.19 (Environmental Matters), Section 4.27 (Tax Matters), Section 4.28 (Brokerage) (collectively, the “Surviving Representations”) shall survive without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely.  The covenants and agreements of the parties hereunder shall survive without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely.  Notwithstanding the foregoing, if, prior to the close of business on the last day a claim for indemnification may be asserted hereunder, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

10.05   Liability Limits.  Notwithstanding anything to the contrary set forth herein, the AQUM Indemnified Parties shall not make a claim against the Company or the Shareholders for indemnification under Section 10.01(d) for AQUM Losses unless and until the aggregate amount of such AQUM Losses exceeds $15,000.00 (the “AQUM Basket”), in which event the AQUM Indemnified Parties may claim indemnification for all AQUM Losses, including the initial $15,000.00; provided, however, that the Surviving Representations shall not be subject to the AQUM Basket.  The total aggregate amount of the liability of the Company and the Shareholders for AQUM Losses with respect any claims made pursuant to Section 10.01(d) shall be limited to $10,000.00 (the “AQUM Cap”); provided, however, that total aggregate amount of the liability of the Company and the Shareholders for AQUM Losses arising out of fraud or willful misconduct shall not be subject to any limits.

10.06   Investigations.  The respective representations and warranties of the parties contained in this Agreement or any certificate or other document delivered by any party at or prior to the Closing and the rights to indemnification set forth in this Article X shall not be deemed waived or otherwise affected by any investigation made, or knowledge acquired, by a party.

10.07   Set-Off.  The Parties shall be entitled to set-off any amount or right it may be entitled to pursuant to this Agreement against any amount, right or obligations owed to the Shareholders or AQUM under this Agreement or any agreement or documents executed and delivered by a Shareholder or AQUM.

ARTICLE XI

TERMINATION PRIOR TO CLOSING

11.01   Termination of Agreement.  This Agreement may be terminated at any time prior to the Second Closing:

    (a)           By the mutual written consent of AQUM and the Shareholders;

    (b)           By the Shareholders in writing, without liability, if AQUM shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after the Shareholders have notified AQUM of their intent to terminate this Agreement pursuant to this subparagraph (b);

    (c)           By AQUM in writing, without liability, if either the Company or any of the Shareholders shall (i) fail to perform in any material respect their agreements contained herein required to be performed by them on or prior to the Closing Date, or (ii) materially breach any of their representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after AQUM has notified the Shareholders of its intent to terminate this Agreement pursuant to this subparagraph (c);

   (d)           By either the Shareholders or AQUM in writing, without liability, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on AQUM, the Shareholders or the Company, which prohibits or restrains AQUM, the Shareholders or the Company from consummating the transactions contemplated hereby, provided that AQUM, the Shareholders and the Company shall have used their reasonable, good faith efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within 30 days after entry, by any such court or governmental or regulatory agency; or

   (e)           By either the Shareholders or AQUM, in writing, without liability, if for any reason the Second Closing has not occurred by such date as provided in the Shareholder Agreement relating to the exercise of the Option and or the Put, other than as a result of the breach of this Agreement by the party attempting to terminate the Agreement.

11.02   Termination of Obligations.  Termination of this Agreement pursuant to this Article XI shall terminate all obligations of the parties hereunder, except for the obligations under Sections 11.02, 12.07 and 12.10 hereof; provided, however, that termination pursuant to subparagraphs (b), (c) or (e) of Section 11.01 hereof shall not relieve a defaulting or breaching party from any liability to the other party hereto.

ARTICLE XII

MISCELLANEOUS

12.01   Entire Agreement.  This Agreement (including the Schedules and Exhibits which are incorporated herein) constitutes the sole understanding of the parties with respect to the subject matter hereof; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement.

12.02   Amendment.  No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

12.03   Parties Bound by Agreement; Successors and Assigns.  The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof.  This Agreement shall not be assignable by operation of law or otherwise.

12.04   Counterparts; Facsimile.  This Agreement may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile.

12.05   Headings.  The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

12.06   Modification and Waiver.  Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.  No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

12.07   Expenses.  Except as otherwise provided herein, each of the parties shall be responsible to pay fees of any third party incurred by each of them, or on their behalf respectively, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their own financial consultants, accountants and counsel. All other expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby shall be paid by the Shareholders on or before the Closing Date.

12.08   Notices.  Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail (including by overnight courier such as FedEx or express mail service), postage or fees prepaid,

If to the Shareholders of:
Green Wire, Inc.
8914 Shady Hill
San Antonio Texas 78254
Attention: Marko Mendez or Mario Delgado Jr.
Email info@greenwireusa.com

Terra Asset Management, Inc.
28408 East 75th
Broken Arrow, OK 74014
Attention: David Shepard or Tracy Knox
Email dslam1111@yahoo.com or mds@tam-inc.net

B & R Telephone
4410 Dillion Lane, Suite 42
Corpus Christi, Texas 78415
Attention: Hector Vasquez ad Norma Kawas-Vasquez.
Email:B&RTelephone@sbcglobal.net

Green Wire Enterprises, Inc.
800 Turnpike Street
North Andover,  MA 01845
Attention: Billy V. Ray, Jr.
Email Billyvrayjr@yahoo.com

If to AQUM to:
800 Turnpike Street
North Andover, MA 01845
Attention: Billy V. Ray, Jr.
Email billyvrayjr@yahoo.com

or at such other address for a party as shall be specified by like notice  Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party.  Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

12.09   Governing Law; Jurisdiction.  This Agreement is executed by the parties hereto in and shall be construed in accordance with and governed by the laws of the State of domicile of the party against whom enforcement is sought without giving effect to the principles of conflicts of law thereof.  Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect hereof, brought by the other party hereto or its successors or assigns may be brought and determined in the federal courts sitting in the state of domicile of the party against whom enforcement is sought, and each party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts.  Each party hereto hereby irrevocably waives, and agrees not to assert, by way of a motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

12.10   Public Announcements.  No public announcement shall be made by any person with regard to the transactions contemplated by this Agreement without the prior consent of the Shareholders and AQUM; provided that either party may make such disclosure if advised by counsel that it is legally required to do so.  The Shareholders, the Company and AQUM will discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other parties prior to making such announcements or disclosures.

12.11   Company’s and the Shareholders’ Knowledge.  As used herein, the terms “the Company’s knowledge” and "to the knowledge of the Company " shall mean the actual or constructive knowledge of any director or officer of the Company, and the terms "Shareholders' knowledge" and to "to the knowledge of the Shareholder" with respect to a Shareholder shall mean the actual or constructive knowledge of any individual Shareholder.

12.12   No Third-Party Beneficiaries.  With the exception of the parties to this Agreement, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

12.13   "Including".  Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

12.14   Gender and Number.  Where the context requires, the use of a pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender, singular words are to be deemed to include the plural, and vice versa.

12.15   References.  Whenever reference is made in this Agreement to any Article, Section, Schedule or Exhibit, such reference shall be deemed to apply to the specified Article or Section of this Agreement or the specified Schedule or Exhibit to this Agreement.  The Schedules and Exhibits referenced in this Agreement are attached hereto, are hereby incorporated into this Agreement and are hereby made a part hereof as if set forth in full in this Agreement.

12.16   Severability.  In case any one or more of the provisions contained in this Agreement should be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect against any party hereto, such invalidity, illegality, or unenforceability shall only apply to such party in the specific jurisdiction where such judgment shall be made, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, except that this Agreement shall not be reformed in any way that will deny to any party the essential benefits of this Agreement, unless such party waives in writing its rights to such benefits.

12.17   Further Assurances.  Each of the parties hereto will use its reasonably good faith efforts to take all actions and to do all things necessary, proper or advisable following the Closing to consummate and effectuate the transactions contemplated by this Agreement.

12.18   Currency.  All payments hereunder or contemplated by this Agreement shall be paid in U.S. currency.

12.19   Ordinary Course of Business.  "Ordinary Course of Business" means, with respect to actions and operations conducted by the Company, actions and operations that are (a) consistent with the past practices of the Company, (b) taken in the ordinary course of the normal, day-to-day operations of the Company, (c) not required to be authorized by the Board of Directors or other governing body of the Company, and (d) similar in nature and magnitude to actions and operations customarily taken, without any authorization by the Board of Directors or other governing body, in the ordinary course of the normal, day-to-day operation of other companies that are in the same line of business as the Company.

12.20   Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms.  It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

Signature Page follows

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the date first above written.

AQUM: URBAN AG CORP.:

By:
Name: Billy V. Ray, Jr
Title: CEO
Date: January 31, 2013

COMPANY: GREEN WIRE ENTERPRISES, INC.

By:
Name: Lisa Rizzo
Title: CEO
Date: January 31, 2013

SHAREHOLDERS OF GREEN WIRE ENTERPRISES, INC.

MARKO A. MENDEZ Date: January 31, 2013

MARIO DELGADO, JR Date: January 31, 2013

Additional Signatures to follow;

TTT Holding Inc.

By:

Its:

Date: January 31, 2013

Tracey Knoftz Date: January 31, 2013

Hector Vasquez Date: January 31, 2013

Norma K. Vasquez Date: January 31, 2013

SCHEDULE 2.03(1) (a): GWE STOCK POWER

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto URBAN AG. CORP., A DELAWARE CORPORATION Forty Nine Thousand (49,000) shares of GREEN WIRE ENTERPRISES, INC., a Deleware corporation (the “Company”), represented by Certificate No. __, standing in the name of the undersigned on the books of said Company.

The Undersigned does hereby irrevocably constitute and appoint __________________ as attorney to transfer the said stock on the books of the Company, with full power of substitution in the premises.

Dated: ____________, 2012

______________

Date:

 ______________

Date:

SCHEDULE 2.03(1) (b)

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto____________________ ____________________ shares of common stock of URBAN AG. CORP., a Delaware corporation (the “Company”), represented by Certificate No. __, standing in the name of the undersigned on the books of said Company.

The Undersigned does hereby irrevocably constitute and appoint __________________ as attorney to transfer the said stock on the books of the Company, with full power of substitution in the premises.

Dated: ____________, 2012

URBAN AG. CORP., A DELAWARE CORPORATION

BY: ______________________________
ITS DULY AUTHORIZED OFFICER OR AGENT

SCHEDULE 2.03(3)

COMPANY SHAREHOLDER AGREEEMNT

GREEN WIRE, INC., a Texas Corporation STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of the __ day of ___, 2011, is made by and among Green Wire Inc., a Texas corporation (the “Company”), and each of the Persons whose name appears on the signature pages to this Agreement (such Persons being hereinafter referred to collectively as the “Holders” and individually as a “Holder”).

RECITALS

A.           The Company is authorized to issue 100,000 shares of Common Stock with [no] [$0.01] par value (the “Common Stock”).

B.           Each Holder on the date hereof is the record and beneficial owner of the number of issued and outstanding Securities (as defined below) appearing opposite his or her or its name in Exhibit A-1  to this Agreement, free and clear of all options (except the Option referred to in Section 4(e) hereof), liens, encumbrances or charges of any kind except as set forth in this Agreement.

C.           The parties deem it in the best interests of the Company to provide for continuity in the control and operation of the Company, to restrict certain transfers of the Securities, to provide for certain rights of repurchase, to provide for the election of directors, and to provide for certain decision making agreements regarding management governance of the Company, all as herein provided.

AGREEMENT

In consideration of the agreements and mutual covenants set forth herein, the parties agree as follows:

1.           Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means any Person, which directly or indirectly controls, is controlled by, or is under common control with such other Person.  “Control”, “controlled by” and “under common control with” means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that control shall be conclusively presumed when any Person or entity or affiliated group directly or indirectly owns sixty six and two thirds percent (66-2/3%) or more of the securities having ordinary voting power for the election of a majority of the directors of a corporation.

“Board of Directors” means the Board of Directors of the Company.

“Bona Fide Offer” means a good faith offer from a third party prospective purchaser to purchase Securities for cash or cash equivalents evidenced by a written contract accompanied by a deposit of a sum not less than twenty percent (20%) of the total proposed purchase price.

“Common Stock Equivalents” means (i) all shares of Common Stock outstanding on the date of determination, (ii) the maximum number of shares of Common Stock issuable upon conversion of convertible securities as of the date of determination (unless the Fair Market Value of the Common Stock Equivalents so issuable is less than the liquidation preference or face amount of such convertible securities), and (iii) the maximum number of shares of Common Stock issuable upon exercise in full of all “in the money” warrants, rights and options exercisable on the date of determination.

“Family Member” means, with respect to a proposed Transfer of Securities by a Holder, the parent, sibling, spouse, issue or adopted child or grandchild of such Holder.

“Initial Holders” means Marko A. Mendez (“MM”), Mario Delgado Jr.(“MDJ”) and Green Wire, Inc.., a Texas corporation (“GWT”).

“Percentage Interest” means the percentage of the total issued and outstanding  Common Stock of the Company owned by each of the Holders reflected on Exhibit A-1;  with respect to Section 7(e) “Percentage Interest In GWT” means the percentage of the total and outstanding Common Stock owned by each of the Initial Holders in GWT.

“Person” shall mean a natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

“Pro Rata” shall mean (i) with respect to any offer of Common Stock, an offer based on the relative percentages of Common Stock Equivalents then held by all the Holders to whom such offer is made in relation to the total number of Common Stock Equivalents, less all of the Common Stock Equivalents owned by the holder soliciting such offer and (ii) with respect to any offer of Preferred Stock or Debentures, an offer based solely on the relative percentages of Preferred Stock or Debentures then held by all the Holders to whom such offer is made in relation to the total number of Preferred Stock and Debentures, less all of the Preferred Stock and Debentures owned by the Holder soliciting such offer.

“Securities” means, with respect to a Holder, (i) the Common Stock, Preferred Stock and or Debentures of the Company beneficially held by such Holder, set forth in Exhibit A-1 attached hereto, (ii) the rights, options and Warrants if any existing as of the date of this Agreement which are convertible into Common Stock and are held by such Holder, set forth in Exhibit A-2 [if applicable] attached hereto, and (iii) the Common Stock which, as of the date of determination, has been issued in exchange for or upon conversion of rights, options and warrants granted by the Company after the date of this Agreement to such Holder, but excluding any rights, options or warrants granted after the date of this Agreement which, as of the date of determination, have not then been exercised or converted into Common Stock.

“Securities Act” means the Securities Act of 1933, as amended and as it may be amended from time to time.

“Significant Corporate Action” means any of the matters listed in Schedule VII hereto.

“Testamentary Transferee” means, with respect to a proposed Transfer of Securities by a Holder, a testamentary trust established primarily for the benefit of any Family Member of such Holder.

“Transferee Holders” means, with respect to the occurrence of an event described in Sections 4 or 5 hereof concerning the particular Holder, each Person who, after the date hereof, acquires Securities from such Holder or a Transferee Holder of such Holder other than acquisitions of Securities effected in transactions to which the Right of First Refusal set forth in Section 4 hereof is applied.

2.           General Provisions Regarding Transfer.

(a)           General Restrictions.  So long as this Agreement shall remain in force, none of the Securities may be sold, assigned, transferred, pledged, hypothecated, encumbered, given away or in any way disposed of (any of the foregoing being hereinafter referred to as a “Transfer”) unless:

 (i)         Such Transfer is made in compliance with this Agreement (including Sections 2, 3 and 4);

(ii)          The Person in whose favor such Transfer is made (other than the Company or the underwriters or other purchasers in a public offering registered under the Securities Act) shall deliver to the Company (A) a written acknowledgment reasonably satisfactory in form and substance to the Company that the Securities to be transferred are subject to this Agreement and that such Person and such Person’s successors in interest are bound hereby, and (B) a written consent in a form satisfactory to the Company of such Person’s spouse, if any;

  (iii)           Such Transfer shall be made (A) pursuant to an effective registration under the Securities Act or an exemption from the registration requirements thereof, and (B) in accordance with applicable state law; and

  (iv)           Prior to any such Transfer, the Holder proposing to make such Transfer shall give the Company (A) written notice describing the manner and circumstances of the proposed Transfer and (B) if the Transfer is to be made pursuant to an exemption from the registration requirements of the Securities Act, a written opinion in form and substance reasonably satisfactory to the Company’s legal counsel to the effect that the proposed Transfer may be effected without registration under the Securities Act and without registration or qualification under any applicable state law.

Any attempted Transfer other than in accordance with this Agreement shall be void, and the Company shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of the Securities pursuant to any such attempted Transfer.

(b)           Mechanics of Transfer.  The closing of any Transfer of Securities shall take place at the principal executive offices of the Company.  Any Holder who transfers Securities shall (i) take all such actions and execute and deliver all such documents as may be necessary or reasonably requested by the Company in order to consummate the Transfer of such Securities, and (ii) pay to the Company such amounts as may be required for any applicable stock transfer taxes.

3.           Transfers Not Subject to Right of First Refusal.

(a)           Permitted Transfers.  The following Transfers shall not be subject to the right of first refusal set forth in Sections 4(a)-(c) hereof (each, a “Permitted Transfer”):

(i)         Testamentary Transfers.  Any Holder may provide for the Transfer, whether by will or intestate succession, of any or all of his Securities upon death to one or more Family Members or Testamentary Transferee, or to such Holder’s executor, administrator or other personal representative pending final distribution to such Family Members or Testamentary Transferee, provided, however, that, in each case, such Family Members or the trustee for any such trust or such executor, administrator or personal representative shall execute and deliver to the Secretary of the Company an executed Counterpart of this Agreement.

(ii)          Inter Vivos Transfers.  Subject to the restrictions on transfer set forth in Section 2, any Holder may Transfer any or all of his or her Securities to a trust primarily for such Holder’s benefit or the benefit of one or more Family Members so long as (A) such Holder acts as the trustee or co-trustee of such trust, and (B) the voting rights with respect to such Securities are held by such Holder.  Notwithstanding the foregoing, upon the death of such Holder, as the case may be, the Securities transferred pursuant to this Section 3(a)(ii) shall be subject to the provisions of Section 3(a)(i).  Any Securities transferred pursuant to this Section 3(a)(ii) may at any time subsequently be transferred back to such Holder without complying with the provisions of Section 4.

(b)           Subsequent Transfers.  Notwithstanding the fact that a particular Transfer of Securities may be a Permitted Transfer, the right of first refusal set forth in Section 4 shall be applicable to any subsequent transfer of such Securities, unless any such subsequent transfer shall also constitute a Permitted Transfer hereunder.

(c)           Transfer of Shares.  Each Person which acquires or otherwise obtains Securities pursuant this Section 3 shall, as a condition to the effectiveness of such Permitted Transfer, be required to execute a Counterpart of this Agreement and to be bound thereby.

4.           Right of First Refusal; Drag Along Rights, Option and Put.

(a)   First Notice.  If a Holder (the “Selling Holder”) has received a Bona Fide Offer and desires to transfer any or all of such Shareholder’s Securities (the “Offered Securities”), such Holder shall first give written notice (a “Transfer Notice”) thereof to the Company and each other Holder (“Non-Selling Holder”), identifying the proposed transferee, the number and type of Securities (i.e., Common Stock, Preferred Stock, Debentures, Warrants, or rights or options therefore) sought to be transferred, the proposed purchase price (which must be an “all cash” purchase, paid at closing) (the “Offered Price”), the terms of the proposed transaction including the proposed transaction date and if applicable, a copy of the Bona Fide Offer setting forth the terms and conditions of the proposed transaction.  Such Transfer Notice shall constitute an irrevocable offer by the Selling Holder to sell all of the Offered Securities to the Non-Selling Holders at the Offered Price and upon the same terms and conditions as the Selling Holder is willing to sell the Offered Securities to the proposed transferee.  Once given, a Transfer Notice may not be modified or amended except with the written consent of the Non-Selling Holders.  Within thirty (30) days following the giving of the Transfer Notice (the “First Offer Period”) each Non-Selling Holder shall initially be entitled to elect, by giving written notice of such election to the Selling Holder, the Company, and the other Non-Selling Holders, to purchase his or her Pro Rata portion of the Offered Securities.

(b)           Second Notice.  If and to the extent that the Non-Selling Holders do not elect, by notice in writing given to the Selling Holder, the Company and the other Non-Selling Holders within the First Offer Period, the remaining Offered Securities shall then be deemed to be offered by the Selling Holder for a period of ten (10) days from the end of the First Offer Period (the “Second Offer Period”), for the Offered Price and upon the same terms and conditions as set forth in the Transfer Notice to the Non-Selling Holders, if any, who elected during the First Offer Period to purchase all of the Offered Stock to which they were then entitled (such Non-Selling Holders being the “Electing Holders”), together with a statement of the number of shares of the Offered Securities as to which no election has been made.  Each of such Electing Holders shall deliver a notice to the Selling Holder and the Company within such Second Offer Period setting forth the number of remaining Offered Securities which he or she desires to purchase, and if the aggregate number of shares for which an election is made exceed the remaining Offered Stock, each Electing Holder shall be entitled to purchase such portion of the remaining Offered Securities as the number of Securities (of the same type as the Offered Securities) then owned by him or her bears to the number of shares of Securities (of the same type as the Offered Securities) then owned by all of the Electing Holders.

(c)           Election of Transferor.  In the event that the Non-Selling Holders do not agree to purchase all of the Offered Securities offered for sale to them by the Selling Holder, or if any of the Non-Selling Holders who agree to purchase any such Securities subsequently fail to do so, the Selling Holder shall have the right, subject to Section 4(d), to dispose of all of the Offered Stock within ninety (90) days following the end of the Second Offer Period to the original proposed transferee, at a price not lower than the Offered Price, and upon the terms stipulated in the Transfer Notice in all material respects.  However, as a condition to the effectiveness of such transfer, said transferee shall thereupon become a party to this Agreement as a Holder and shall confirm such fact by executing a counterpart of or joinder to this Agreement.  If a counterpart of or joinder to this Agreement is not executed, the attempted Transfer shall be void.  If such Offered Securities are not so disposed of by the Selling Holder within such ninety (90) day period, the Selling Holder shall continue to hold such Securities subject to all of the terms and conditions of this Agreement and may not sell the Securities without again complying with all of the provisions hereof.

(d)           Drag-Along Right.  If during the term of this Agreement, (i) (A) the Board of Directors identifies a third party who is willing to make a written bona fide offer to purchase all (but not less than all) of the outstanding Securities, or the Board of Directors formally recommends any such third party offer which is not solicited by the Board of Directors, or (B) any Person makes a bona fide written offer to a Holder to purchase all Securities owned by such Holder and desires to purchase additional Securities, and (ii) Holders of at least fifty one percent (51%) of the outstanding Common Stock agree in writing to sell their Securities to such third party on the same terms as set forth in the written offer, then at the request of the Holders selling Common Stock all of the Holders shall sell their Securities pursuant to the terms and conditions set forth in such written offer, provided that in such transaction (X) all holders of the same class of security shall be treated identically as to such security on a pro rata basis, and (Y) the holders of Preferred Stock, if any, shall not be treated more favorably, as to this class of security, than if they had converted this security into Common Stock immediately prior to the sale and participated in such transaction as holders of the Common Stock.

(d)   Option and Put. As additional consideration for the undertakings set forth in the Stock Exchange Agreement by and among the parties hereto of even date herewith, (a) commencing on the date  revenues of Consolidated Gross Revenue of Urba Ag. Corp. (“AQUM”) accrue at an annual rate of $80 million or more for any two (2) consecutive fiscal quarters (the “Target Annualized Revenue Run Rate”), AQUM shall have an option to acquire all Securities of the Company held by MM and MDJ for the additional consideration of Two Hundred Thousand US dollars ($200,000.00) (the “Option”) and (b) at any time prior to the exercise of the Option, MM and MDJ shall have the right to exchange all common stock each owns in AQUM for all Securities of the Company owned by GWT (the “Put”).

(i)           The Option may be exercised at any time commencing on the date AQUM  provides [a] notice to MM and MDJ that AQUM has achieved the Target Annualized Revenue Run Rate (the “Option Notice”) and [b] copies of financial statements of GWT demonstrating that the Target Annualized Revenue Run Rate has been achieved (the “Option Revenue Schedule”). Upon receipt of the Option Notice and the Option Revenue Schedule, MDJ and MM shall deliver to AQUM (i) certificates evidencing all Securities of the Company held by each of them duly endorsed in blank or accompanied by duly executed stock transfer power.

(ii)           The Put may be exercised on any date, prior to the exercise of the Option, that MM and MDJ acting jointly and severally deliver to AQUM (i) certificates evidencing all Common Stock of AQUM held by each of them duly endorsed in blank or accompanied by duly executed stock transfer power, upon receipt of which AQUM shall deliver to MM and MDJ certificates evidencing all Securities of the Company duly endorsed in blank or accompanied by a stock power.

(iii)           From time to time and at any time whether on or after the date of the exercise of the Option , at AQUM’s reasonable request, and without further consideration, MM and MDJ shall execute and deliver such further documents and instruments of conveyance and transfer and shall take such further reasonable actions as may be necessary or convenient to transfer and convey to AQUM all of their  right, title and interest in and to the COMPANY Shares owned by each of them, free and clear of any and all liens, claims, charges and encumbrances, or as may otherwise be necessary or convenient to carry out the intent of this Agreement.

(iv)           From time to time and at any time whether on or after the date of the exercise of the Put, at either MM or MDJ’s reasonable request, and without further consideration, AQUM shall execute and deliver such further documents and instruments of conveyance and transfer and shall take such further reasonable actions as may be necessary or convenient to transfer and convey to MM and MDJ, jointly, all of the right, title and interest in and to the Company Securities owned by AQUM, free and clear of any and all liens, claims, charges and encumbrances, or as may otherwise be necessary or convenient to carry out the intent of this Agreement.

5.           Anti-Dilution: Preemptive Rights.

(a)           Except in the case of Excluded Securities, (as defined below) the Company shall not issue, sell or exchange, offer to issue, sell or exchange or reserve or set aside for issuance, sale or exchange (i) any shares of Common Stock or any other equity security of the Company which is convertible into Common Stock or any other equity security of the Company, (ii) any debt security of the Company which is convertible into Common Stock or any other equity security of the Company, or (iii) any option warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell to each Holder, pro rata in proportion to such Holder’s then current ownership of Common Stock of the Company, such securities, (the “Additional Securities”) (and to sell thereto such Additional Securities not subscribed for by the other Holders as hereinafter provided), at a price, and on such other terms as shall have been specified by the Company in writing delivered to such Holder (the “Additional Stock Offer”), which Additional Stock Offer by its terms shall remain open and irrevocable for a period of 10 days (subject to extension pursuant to the last sentence of subsection (b) below) from the date it is delivered by the Company to the Holder.

(b)           Notice of each Holder’s intention to accept, in whole or in part, a Additional Stock Offer, shall be evidenced by a writing signed by such Holder and delivered to the Company prior to the end of the 10 day period of such Additional Stock Offer, setting forth such portion of the Additional Securities as such Holder elects to purchase (the “Notice of Acceptance”).  If any Holder shall subscribe for less than his or her pro rata share of the Additional Securities in the first instance (excluding for such purposes such Holder) and provided any other Holder elected, by a Notice of Acceptance, to purchase all of his or her pro rata share of the Additional Securities, the Company shall notify each Holder within 5 days following the expiration of the 10 day notice period described above of the amount of Additional Securities which each Holder may purchase as a result of the failure of any Holder to elect to purchase all of his or her pro rata share, and each Holder shall then have 10 days from the delivery of such notice to indicate such additional amount if any that such Holder wishes to purchase.

(c)           In the event that Notices of Acceptance are not given by Holders in respect of all the Additional Securities, the Company shall have 120 days from the expiration of the foregoing period to sell all or any part of such Additional Securities as to which a Notice of Acceptance has not been given by the Holders (the “Refused Securities”) to any other person or persons but only upon terms and conditions in all respects, including without limitation unit price and interest rates, which are no more favorable in the aggregate to such other person or person or less favorable to the Company than those set forth in the Additional Stock Offer.  Upon the closing which shall include full payment to the Company of the sale price to such other person or person of all of the Refused Securities, the Holders shall purchase from the Company and the Company shall sell to the Holders the Additional Securities in respect of which Notices of Acceptance were delivered to the Company by the Holders at the terms specified in the Additional Stock Offer.

(d)           In each case, any Offered Securities not purchased by the Holders or other Persons in accordance this section, may not be sold or otherwise disposed of until they are again offered to the Holders under the procedures specified herein.

(e)           The rights of the Holders under this section shall not apply to the following securities (the “Excluded Securities”):

(i)   (A) Shares of Common Stock or any other equity security of the Company which is convertible into Common Stock or any other equity security of the Company, (B) debt security of the Company which is convertible into Common Stock or any other equity security of the Company, or (C) option, warrant or other right to subscribe for purchase or otherwise acquire any equity security of any such debt security of the Company (collectively the “Equity Security”) if the issuance of such Equity Security does not alter the respective proportions of ownership (on a fully diluted basis) among the Holders immediately prior to the issuance of such Equity Security;

(ii)   any issuance to a non-shareholder employee of the Company of options to purchase Securities under a bona fide option plan or agreement approved by the disinterested members of the Board of Directors;

(iii)   Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of the outstanding shares of Common Stock;

(iv)   Securities issued pursuant to the acquisition by the Company of another corporation to the stockholders of such other corporation by merger or purchase of substantially all of the assets whereby the Company owns not less than 51% of the voting power of such other corporation; and

(v)   common stock issued in connection with a firm underwritten public offering registered pursuant to the Securities Act.

6.           Certificates.

(a)           Restrictive Endorsements.  Each certificate evidencing any Securities shall bear a legend in substantially the following form; provided that all references to transfer restrictions shall be omitted from certificates held by the Holders or their transferees:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER ON WRITTEN REQUEST MADE OF THE SECRETARY OF THE COMPANY.  SUCH STOCKHOLDERS AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THAT CERTAIN SHARES OF THE COMPANY ARE SUBJECT TO PURCHASE BY THE COMPANY AS WELL AS CERTAIN OTHER PERSONS UPON THE OCCURRENCE OF CERTAIN EVENTS, AND FURTHER CONTAINS PROVISIONS RESPECTING THE VOTING OF THE SECURITIES IN THE MANNER AND UNDER THE CIRCUMSTANCES SET FORTH THEREIN.”

In addition, unless counsel to the Company shall have advised the Company that such legend is no longer needed, each certificate evidencing the Securities shall bear a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR SUCH HOLDER PRESENTS THE ISSUER WITH AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED IN ORDER TO EFFECTUATE THE TRANSFER OF SUCH SECURITIES IN THE MANNER CONTEMPLATED.”

(b)           Replacement Certificates.  Upon receipt of evidence reasonably satisfactory to the Company (in the case of any institutional holder, an affidavit, without bond, shall be satisfactory) of the ownership and loss, theft, destruction or mutilation of any certificate evidencing Securities and in the case of loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Company (which in the case of any Holder which is a financial institution or Affiliate thereof may be an indemnity agreement executed by such Holder in form and content reasonably satisfactory to the Company), or, in the case of mutilation, upon surrender of such certificate, the Company shall (at its expense) make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.

7.           Board of Directors; Corporate Governance.

(a)           Board of Directors.  During the term of this Agreement, the parties agree to vote their Securities or consent in writing in the manner necessary to produce the following effect:

(i)   Until the exercise of the Option set forth in Section 4(e) the Board of Directors of the Company shall consist of three members appointed by AQUM, MM and MDJ (with the unanimous written consent of such Board of Directors necessary to increase the number or decrease below five the number of directors constituting the Board of Directors);

(ii)   After the exercise of the Option set forth in Section 4(e) membership of the Board of Directors Holders shall be determine by vote of at least fifty one percent (51%) of the outstanding Common Stock.

(b)   Management and Administration.  The day to day administration and operations of the Company, including budgeting, personnel matter, sales and marketing (including pricing and terms), and any joint venture pursuits, shall be performed by and at the direction of the chief executive officer.  In exercising and implementing his or her authority, the chief executive officer shall consult, in good faith, with the members of the Board of Directors regarding the management and operations of the Company.

(c)           Significant Corporate Actions.  In addition to any voting and other requirements imposed by the Articles of Incorporation, Bylaws and applicable law, any Significant Corporate Action must be approved by the affirmative vote of at least a majority of the outstanding shares of Common Stock.  Additionally, any other matter that may be considered by the Board of Directors on which the Board of Directors is deadlocked shall be submitted to a vote of the holders of the outstanding shares of Common Stock for determination.

(d)           Financial Information.  The Company shall provide the Holders with the following financial information regarding the Company:

(i)    within thirty (30) days after the end of each calendar month, monthly financial statements, including a balance sheet, statement of income and retained earnings, statement of changes in financial position, and statement of changes in shareholders’ equity, all in reasonable detail and detailing actual performance for the period;

(ii)   within thirty (30) days after the end of each calendar month, a monthly report of the operations of the Company, including any operating information that any Holder may reasonably request; and

(iii)   within sixty (60) days following the end of each fiscal year, (A) annual financial statements prepared by independent auditors, including a balance sheet, statement of income and retained earnings, statement of changes in financial position, and a statement of changes in shareholders’ equity, all in reasonable detail, together with an opinion that the financial statements fairly represent the financial position of the Company and (B) a report detailing actual performance for the period and a comparison with the prior fiscal year.

(e)   Allocation of Net Income, Net Loss or Capital Gains.  The net income, net loss or capital gains of the Company for each fiscal year of the Company is allocated to the Shareholders, pro rata in accordance with their Percentage Interest except that any net income, net loss or capital gains of the Company resulting from work originated by GWT shall be allocated to the shareholders pro rata in accordance with their Percentage Interest in GWT.

(f)   Accounting and Records.

(i)           Records and Accounting.  For so long as AQUM is a Holder, the books and records of the Company shall be kept by the CFO of AQUM. The financial position and the results of its operations shall be recorded, in accordance with the accounting methods elected to be followed by the Company for federal and state income tax purposes.  The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business.  The fiscal year of the Company for financial reporting and for federal income tax purposes is the calendar year.

(ii)           Access to Accounting Records.  All books and records of the Company must be maintained at any office of the Company or at the Company’s principal place of business, and each Holder and his duly authorized representative, must have access to them at such office of the Company and the right to inspect and copy them at reasonable times.

(iii)   Accounting Decisions.  All decisions regarding accounting matters, except as otherwise specifically set forth herein, shall be made by Holders having a majority of the Percentage Interests in the Company

8.           Representations; Covenants.  Each Holder, severally and not jointly, represents to the other parties hereto that (a) this Agreement has been duly executed and delivered by such Holder and constitutes a valid and binding obligation of such Holder; (b) such Holder is the record and beneficial owner of the number of issued and outstanding Securities appearing opposite such Holder’s name in Exhibit A-1 and Exhibit A-2 attached hereto, free and clear of any option, lien, encumbrance or charge of any kind whatsoever, except as created by or described in this Agreement; (c) such Holder has full and unrestricted right, power, authority and capacity to dispose of and to vote its Securities as required hereby; and (d) such Holder has not entered into or agreed to be bound by any other arrangements or agreements of any kind with respect to its Securities, including without limitation agreements or arrangements with respect to the disposition or voting of such Securities.  In addition, each Holder that is a (i) corporation represents that it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) trust represents that such trust has been duly created and is validly existing under the laws of the jurisdiction of its organization with the power and authority to consummate the transactions contemplated hereby and that the declaration of trust or other instrument creating such trust is a legal, valid and binding instrument, enforceable against such trust in accordance with its terms; and (iii) a partnership is duly organized, validly existing under the laws of its jurisdiction of organization, and no event of dissolution has occurred under its operative documents.  Each Holder, severally and not jointly, covenants to the other parties hereto that it will not enter into any other arrangements or agreements, such as those specified in clause (d) above, with any other party as long as any of the terms of this Agreement remain in effect, except in connection with any stock options or similar fringe benefit programs of the Company or any of its subsidiaries, or otherwise in compliance with this Agreement.

9.             Equitable Relief.  The parties hereto agree and declare legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce such provisions.

10.   Miscellaneous.

(a)           Notices.  Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing delivered personally, by overnight courier, by facsimile or by registered or certified mail, addressed, if to the Company 8914 Shady Hill, San Antonio Texas 78254 Attention: Marko  A. Mendez and Mario Delgado Jr.; and, if to a Holder, to him, her or it at the address indicated for such Holder on the records of the Company; or to such other address as may be designated in writing by any such as otherwise provided in this Agreement.  Each such notice shall be deemed given (i) if by hand, when personally delivered during normal working hours, (ii) if by overnight courier, on the next business day following deposit by the sender with such courier, (iii) if by telecopy, upon transmission during normal working hours and receipt by the sender of a transmission confirmation, and (iv) if by mail, on a date which is four (4) days after it is mailed in any post office or branch post office regularly maintained by the United States Postal Service (registered or certified, with postage prepaid and properly addressed).

(b)           Amendment.  No change in or modification of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Holders representing at least fifty one percent (51%) of the outstanding shares Common Stock and fifty one percent (51%) of outstanding shares of Preferred Stock, each voting separately as a class.

(c)           Waiver.  No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, or any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege or shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege.  The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies, which the parties or any of them would otherwise have.  No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties or any of them to take any other or further action in any circumstances without notice or demand.

(d)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which when executed and delivered, which may be via facsimile, shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(e)           Governing Law, Venue.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida without regard to principles of conflict of laws.

(f)           Filing.  A copy of this Agreement and of all amendments hereto shall be filed at the principal office of the Company.

(g)           Termination.  This Agreement shall terminate on the first to occur of (i) the execution of an instrument signed by the Company and Holders representing at least fifty one percent (51%) of the outstanding shares of the Common Stock and fifty one percent (51%) of the outstanding shares of Preferred Stock if any, each voting separately as a class, terminating this Agreement, (ii) immediately prior to the effectiveness of a registered public offering of any equity securities of the Company made by the Company and any stockholders or underwriters on their behalf, or a series of such registered public offerings, (iii) the dissolution of the Company, or (iv) the closing of (x) any merger by the Company with or into any corporation or other entity or the consolidation of the Company with another corporation or the sale or transfer of all or substantially all of the assets of the Company, in either case as a result of which the holders of Common Stock Equivalents of the Company immediately prior to the closing of such transaction will hold less than fifty one percent (51%) of the common stock equivalents of the acquiring or resulting corporation or entity in such merger or consolidation, or (y) a sale or transfer of Common Stock Equivalents that would result in any Person or group (as defined in Rule 13d-5 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), together with its Affiliates, becoming the record owner or the beneficial owner (as defined in Rule 13e-3 under the Exchange Act), directly or indirectly, of at least fifty one percent (51%) of the Common Stock Equivalents.  A person shall not be deemed the “beneficial owner” of Common Stock Equivalents or a member of a “group” solely by virtue of being a party to this Agreement.

(h)           All Securities Subject to this Agreement.  All Securities shall be held subject to the terms of this Agreement and the Holder thereof shall be deemed a Holder for purposes of this Agreement, as follows:

(i)         Any Securities now or hereafter held by any Person shall be held by such Person subject to the provisions of this Agreement and such Person shall be deemed to be a “Holder” for all purposes of this Agreement;

(ii)          Any Holder who ceases to own any Securities as provided for in this Agreement shall cease to be a Holder for purposes of this Agreement; and

  (iii)           The provisions of this Agreement shall be deemed to apply equally to any Security or other securities of the Company distributed in respect of the Securities.

(i)            Benefit and Binding Effect.  Except as otherwise provided in this Agreement, no right under this Agreement shall be assignable and any attempted assignment in violation of this provision shall be void.  Subject to compliance with the terms of this Agreement regarding Transfer of Securities, this Agreement shall be binding upon and inure to the benefit of the parties and their executors, administrators, personal representatives, heirs, successors and permitted assigns.  Except as set forth in this Section 10(i), this Agreement does not create and shall not be construed as creating any rights enforceable by any Person not a party hereto.

(j)            Severability.  In the event that any portion of this Agreement shall be held to be invalid or unenforceable to any extent, such portion shall be enforced to the fullest lawful extent and the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.  If any time period set forth herein is held by a court of competent jurisdiction to be unenforceable, a different time period that is determined by the court to be more reasonable shall replace the unenforceable time period.

(k)            Attorneys’ Fees.  In the event that any party seeks to enforce or obtain a declaration of its rights under or by reason of this Agreement, or asserts any provision hereof as a defense, the party prevailing in such dispute shall be entitled to receive from the other parties to such dispute all of the prevailing party’s fees, costs and expenses of such enforcement, determination of rights or defense including, without limitation, the reasonable fees and expenses of attorneys, accountants, expert witnesses, advisors and consultants, including without limitation any such fees or expenses of appeals.

(l)             United States Federal Income Tax Election.  The Company has elected to be treated as an “S corporation” under Section 1362(a) of the United States Internal Revenue Code and each of the parties hereto hereby consents to such election and unless otherwise agreed to by the Holders of at least sixty six and two thirds percent (66-2/3%) of the outstanding shares of Common Stock, shall take or refrain from such action as may be necessary to sustain such election.

(m)   Integration.  This Agreement and all Exhibits hereto constitute the entire agreement between the parties with regard to the subject matter hereof and thereof.  This Agreement supersedes all previous oral and written agreements pertaining to the subject matter of this Agreement between or among the parties.

11.         Independent Representation and Waiver of Conflict of Interest The Parties each acknowledge that Eric Lang Esq. (“Counsel”), prepared this Operating Agreement on behalf of and in the course of representation of  GWT in connection with the Stock Exchange Agreement between the parties of even date herewith and that: the parties have been advised by Counsel that a conflict exists among their individual interests; and, the parties have been advised by Counsel to seek advice of independent counsel; and, the parties have had the opportunity to seek the advice of independent counsel; and, the parties jointly and severally waive any claim that the Counsel’s representation of the Company constitutes a conflict of interest; and, the parties have received no representations from Counsel about the tax consequences of this Agreement; and, the parties have been advised by Counsel that this  Agreement may have tax consequences; and the parties have had the opportunity to seek the advice of independent tax counsel; and that Counsel is admitted to practice law only in the state of Florida and has made no representation regarding the enforceability of this Agreement, or any of its consequences, under the laws of any other state.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the day and year first above written.

THE “COMPANY”:	Green Wire, Inc.,
a Texas corporation

By:
Name:
Title:
THE “HOLDERS”:

MARKO A. MENDEZ.

MARIO DELGADO JR

Green Wire Enterprises, Inc., a Delaware corporation,

By:

Its duly authorized officer

URBAN AG. CORP.	Urban Ag. Corp. a Delaware corporation
By:

Its duly authorized officer

SCHEDULE VII – SIGNIFICANT ACTIONS REQUIRING HOLDER APPROVAL

“Significant Corporate Action” shall mean any of the following matters:

(i)	merger, combination, reorganization, spin-off or split of the Company;

(ii)	sale, assignment, transfer, pledge, encumbrance or other disposition of all or substantially all assets or properties of the Company;

(iii)
any capital increase, capital decrease, or recapitalization of the Company, including a determination of the timing, amount, terms and conditions of any increase in capital or the redemption or repurchase by the Company of any equity or debt securities issued by the Company;

(iv)	registration of the Company or any securities issued by the Company with any securities market;

(v)	declaration of dividends or other distributions, whether in cash, stock, or other property, by the Company;

(vi)	amendment of the Articles of Incorporation or Bylaws of the Company;

(vii)	employment or other engagement of any Person, including as a consultant or independent contractor, under any arrangement which entitles such Person to any equity or debt securities of the Company;

(viii)	borrowing of any money by the Company from any Person;

(ix)
guaranty or bonding by the Company of any indebtedness or performance of any Person, issuance by the Company of an indemnity in respect of any potential liability of any Person, or acting by the Company as a surety, guarantor, endorser or accommodation endorser for any Person;

(x)	modification, change or amendment to any agreement or arrangement relating to the matters described in this Schedule VII.

i

EXHIBIT A SECURITIES OWNERSHIP

Beneficial Owner	Preferred Stock	Common Stock	Debentures
Marko A. Mendez		25,500

Mario Delgado Jr.		25,500

GreenWire Enterprises, Inc a Delaware corporation		49,000

  2

SCHEDULE 3.03

Marko Mendez
Mario Delgado Jr.
TTT Holdings, Inc.
Tracy Knox
Hector Vasquez
Norma Vasquez

SCHEDULE 4.01(B)

BenchMark Solutions/ Mario 500 & Marko 500 shares (use for consulting purposes)
Energy Concepts Mario 500 & Marko 500 shares (Dormant)
Mario- INTCB (International Communication Brokers – Dormant owned for 20 yrs)
Marko- Green Point Energy Resources (dormant)

SCHEDULE 4.01(c)

Green Wire, Inc.

Marko Mendez: CEO and Director

Mario Delgado: COO and Director

Terra Asset Management, Inc

David M Shepard President and Director

Tracy Knox CEO ad Director

B & R Telephone
Hector Vasquez General Partner
Norma Vasquez General Partner

Green Wire Enterprises, Inc

Billy V. Ray, Jr. Director
Marshall Sterman Director
Tracy Knox Director
Marko Mendez Director and CEO
Hector Vasquez Director and Exc. VP
Richard Boyle President
Mario Delgado COO

SCHEDULE 4.04: NONE
SCHEDULE 4.05: NONE

2

SCHEDULE 4.07 FINANCIALS

3

SCHEDULE 4.08(b) None
SCHEDULE 4.09(a) None
SCHEDULE 4.09(b) None
SCHEDULE 4.09(c) None
SCHEDULE 4.10(a) None
SCHEDULE 4.10(b) None
SCHEDULE 4.10(d) None
SCHEDULE 4.11: None other than in the ordinary course of business with subcontractors
SCHEDULE 4.12(b) None other than the corporate name
SCHEDULE 4.12(d) None
SCHEDULE 4.13 None
SCHEDULE 4.14(a) None
SCHEDULE 4.14(b) None
SCHEDULE 4.15(a) (i) None
SCHEDULE 4.15(a) (ii) None
SCHEDULE 4.15(a) (vii) none
SCHEDULE 4.15(b) (i) None
SCHEDULE 4.16 None
SCHEDULE 4.18 Frost Bank: balance approximately $18,000
Benchmark IBC Bank, balance approximately $10,000

4

SCHEDULE 4.20

5

SCHEDULE 4.21

6

SCHEDULE 4.24 None
SCHEDULE 4.26(b) None other than as reflected on Schedule 4.07
SCHEDULE 4.27(b) None
SCHEDULE 4.27(c) None
SCHEDULE 4.27(d) None
SCHEDULE 4.28 None

7